UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-193467	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable radio frequency filters, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, our limited operating history, our inability to generate revenues or achieve profitability, our inability to achieve acceptance of our products in the market, upturns and downturns in the industry, our limited number of patents, failure to obtain, maintain and enforce our intellectual property rights, our inability to attract and retain qualified personnel, our substantial reliance on third parties to manufacture products, existing or increased competition, failure to innovate or adapt to new or emerging technologies, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission (the “SEC”).

1

EXPLANATORY NOTE

We were incorporated as Danlax, Corp., in Nevada on April 10, 2013. Prior to the Merger and Split-Off (each as defined below), our business was development and sales of mobile games.

As previously reported, on April 15, 2015, (i) we changed our name to Akoustis Technologies, Inc., and (ii) we increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of “blank check” preferred stock, par value $$0.001 per share.

Also as previously reported, on April 23, 2015, we completed a 1.094891-for-1 forward split of our Common Stock in the form of a dividend, with the result that the 11,740,000 shares of Common Stock outstanding immediately prior to the stock split became 12,854,024 shares of Common Stock outstanding immediately thereafter. All share and per share numbers in this Report relating to our Common Stock have been adjusted to give effect to this stock spilt, unless otherwise stated.

On May 22, 2015, our wholly owned subsidiary, Akoustis Acquisition Corp., a corporation formed in the State of Delaware on May 15, 2015 (“Acquisition Sub”) merged (the “Merger”) with and into Akoustis, Inc., a corporation incorporated in the State of Delaware on May 12, 2014. Akoustis, Inc., was the surviving corporation in the Merger and became our wholly owned subsidiary. All of the outstanding stock of Akoustis, Inc., was converted into shares of our Common Stock, as described in more detail below.

In connection with the Merger and pursuant to the Split-Off Agreement (defined below), we transferred our pre-Merger assets and liabilities to our pre-Merger majority stockholder, in exchange for the surrender by him and cancellation of 9,854,019 shares of our Common Stock. See Item 2.01, “Split-Off,” below.

As a result of the Merger and Split-Off, we discontinued our pre-Merger business and acquired the business of Akoustis, Inc., and will continue the existing business operations of Akoustis, Inc., as a publicly-traded company under the name Akoustis Technologies, Inc.

Also on May 22, 2015, we closed a private placement offering (the “Offering”) of 3,531,104 shares of our Common Stock, at a purchase price of $1.50 per share. Additional information concerning the Offering is presented below under Item 2.01, “Merger and Related Transactions—the Offering” and “Description of Securities,” and Item 3.02, “Unregistered Sales of Equity Securities.”

In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Akoustis, Inc., prior to the Merger in all future filings with the SEC.

Also on May 22, 2015, we changed our fiscal year from a fiscal year ending on July 31 of each year, which was used in our most recent filing with the SEC, to one ending on March 31 of each year, which is the fiscal year end of Akoustis, Inc.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “Akoustis,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Akoustis Technologies, Inc., incorporated in Nevada, after giving effect to the Merger and the Split-Off.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

2

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

Item 3.02.	Unregistered Sales of Equity Securities

Item 4.01.	Changes in Registrant’s Certifying Accountant

Item 5.01.	Changes in Control of Registrant

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06.	Change in Shell Company Status

Item 9.01.	Financial Statements and Exhibits

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Merger, we have ceased to be a shell company. The information contained in this Current Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

3

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger and Related Transactions

Merger Agreement

On May 22, 2015 (the “Closing Date”), the Company, Acquisition Sub and Akoustis, Inc., entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which closed on the same date.  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Akoustis, Inc., which was the surviving corporation and thus became our wholly-owned subsidiary.

Pursuant to the Merger, we acquired the business of Akoustis, Inc., of developing advanced, more efficient bulk acoustic wave filters for use in mobile and wearable devices.

At the closing of the Merger each of the 11,671 shares of common stock and the 5,300 shares of preferred stock of Akoustis, Inc., issued and outstanding immediately prior to the closing of the Merger was converted into 324.082 shares of our Common Stock. As a result, an aggregate of 5,500,006 shares of our Common Stock were issued to the holders of Akoustis, Inc., stock.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to indemnification provisions. Each of the stockholders of Akoustis, Inc., as of the date of the Merger initially received in the Merger 95% of the shares to which each such stockholder is entitled, with the remaining 5% of such shares being held in escrow for two (2) years to satisfy post-closing claims for indemnification by the Company (“Indemnity Shares”).  Any of the Indemnity Shares remaining in escrow at the end of such two-year period shall be distributed to the pre-Merger stockholders of Akoustis, Inc., on a pro rata basis.  The Merger Agreement also contains a provision providing for a post-Merger share adjustment as a means for which claims for indemnity may be made by the pre-Merger stockholders of Akoustis, Inc. Pursuant to this provision up to 250,000 additional shares (“R&W Shares”) of Common Stock may be issued to the pre-Merger stockholders of Akoustis, Inc., pro rata, during the two-year period following the Merger for breaches of representations and warranties by the Company.  The value of the Indemnity Shares and the R&W Shares issued pursuant to the foregoing adjustment mechanisms is fixed at the per share of Common Stock equivalent price of the securities sold in the Offering. The foregoing mechanisms are the exclusive remedies of the Company on the one hand and the pre-Merger stockholders of Akoustis, Inc., on the other hand for satisfying indemnification claims under the Merger Agreement.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. Akoustis, Inc. will be considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Akoustis, Inc., before the Merger in all future filings with the SEC.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of Akoustis, Inc., capital stock in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

4

We also agreed not to register under the Securities Act the resale of the shares of our Common Stock received in the Merger by stockholders of Akoustis, Inc., for a period of two years following the closing of the Merger.

The form of the Merger Agreement is filed as an exhibit to this Report. All descriptions of the Merger Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Split-Off

Upon the closing of the Merger, under the terms of a split-off agreement and a general release agreement, the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned special-purpose subsidiary, Danlax Enterprise Corp., a Nevada corporation (“Split-Off Subsidiary”), formed on May 15, 2015. Thereafter, pursuant to the split-off agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Ivan Krikun, the pre-Merger majority stockholder of the Company, and the former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 9,854,019 shares of our Common Stock held by Mr. Krikun (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities. All descriptions of the split-off agreement and the general release agreement herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we held a closing of our Offering in which we sold 3,531,104 shares of our Common Stock (including shares issued on conversion of convertible notes of Akoustis, Inc., as described below), at a purchase price of $1.50 per share (the “Offering Price”).

Investors in the shares will have anti-dilution protection with respect to the shares of Common Stock sold in the Offering such that if within 12 months after the final closing of the Offering the Company shall issue additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Company’s 2015 Plan (as defined below) and certain issuances of securities in connection with credit arrangements, equipment financings, lease arrangements or similar transactions) for a consideration per share less than the Offering Price (the “Lower Price”), each such investor will be entitled to receive from the Company additional shares of Common Stock in an amount such that, when added to the number of shares of Common Stock initially purchased by such investor, will equal the number of shares of Common Stock that such investor’s Offering subscription amount would have purchased at the Lower Price.

The aggregate gross proceeds from the Offering were $5,296,656 (including $645,000 principal amount of convertible notes of Akoustis, Inc., that converted into our Common Stock by their terms upon closing of the Offering, at a conversion price per share equal to the Offering Price, and before deducting placement agent fees and expenses of the offering estimated at approximately $763,000).

The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Regulation D promulgated by the SEC thereunder. The Common Stock in the Offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “best efforts” basis.

5

The closing of the Offering and the closing of the Merger were conditioned upon each other.

In connection with the Offering, we agreed to pay Northland Securities, Inc., and Katalyst Securities LLC, each a U.S. registered broker-dealer (the “Placement Agents”) a cash commission of 10% of the gross proceeds (or 2% in the case of certain existing Akoustis, Inc., investors) raised from investors in the Offering. In addition, the Placement Agents received warrants to purchase a number of shares of Common Stock equal to 10% (or 2% in the case of certain existing Akoustis, Inc., investors) of the number of shares of Common Stock sold in the Offering, with a term of five (5) years and an exercise price of $1.50 per share (the “Placement Agent Warrants”). Any sub-agent of the Placement Agents that introduced investors to the Offering was entitled to share in the cash fees and warrants attributable to those investors as described above.

As a result of the foregoing, the Placement Agents and their sub-agents were paid an aggregate commission of $470,266 and were issued Placement Agent Warrants to purchase an aggregate of 313,510 shares of our Common Stock. We were also required to reimburse the Placement Agents approximately $77,150 of legal expenses incurred in connection with the Offering.

We agreed to indemnify the Placement Agents and their sub-agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agents and their sub-agents may be required to make in respect of such liabilities.

All descriptions of the Placement Agent Warrants herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

Registration Rights

In connection with the Offering, we entered into a Registration Rights Agreement, pursuant to which we have agreed that promptly, but no later than 90 calendar days from the final closing of the Offering, the Company will file a registration statement with the SEC (the “Registration Statement”) covering (a) the shares of Common Stock issued in the Offering, (b) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, (c) any shares of Common Stock issuable to investors in the Offering pursuant to the anti-dilution rights described above and (d) 1,841,606 additional shares of Common Stock held by a pre-Merger stockholder (the “Registrable Shares”). The Company shall use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days after filing with the SEC. If the Company is late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days after filing with the SEC, the Company will make payments to each holder of Registrable Securities as liquidated damages at a rate equal to 12% of the Offering Price per annum for each share affected during the period that (i) the Company is late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such liquidated damages exceed 8% of the Offering Price per share. No liquidated damages shall accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”) or after the shares may be resold under Rule 144 under the Securities Act or another exemption from registration under the Securities Act.

6

The Company must keep the Registration Statement “evergreen” for two (2) years from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Registrable Shares who are not and have not been affiliates of the Company with respect to all of their Registrable Shares, whichever is earlier.

The holders of Registrable Shares (including any shares of Common Stock removed from the Registration Statement as a result of a Cutback Comment) and the stockholders of the Company prior to the Merger (but not holders of the shares issued to the stockholders of Akoustis, Inc., in consideration for the Merger) shall have “piggyback” registration rights for such Registrable Shares with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement that would permit the inclusion of such shares, subject to customary cutback pro rata in an underwritten offering.

We will pay all expenses in connection with any registration obligation provided in the registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants.  Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

2015 Equity Incentive Plan

Before the Merger, our Board of Directors adopted, and our stockholders approved, the 2015 Equity Incentive Plan (the “2015 Plan”), which provides for the issuance of incentive awards of up to 1,200,000 shares of our Common Stock to officers, employees, consultants and directors. See “Market Price of and Dividends on Common Equity and Related Stockholder Matters—Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2015 Plan and outstanding stock options.

Departure and Appointment of Directors and Officers

Our Board of Directors is authorized to consist of, and currently consists of, five members. On the Closing Date, Ivan Krikun, our sole director before the Merger, resigned his position as a director, and Jeffrey Shealy, Steve Denbaars, Jerry Neal, Arthur Geiss and Jeffrey McMahon were appointed to the Board of Directors.

Also on the Closing Date, Mr. Krikun, our Chief Executive Officer, President, Secretary and Treasurer before the Merger, resigned from these positions, and our Board of Directors appointed Jeffrey Shealy as our Chief Executive Officer, President and Chairman of the Board of Directors, Cindy Payne as our Chief Financial Officer, David Aichele as our Vice President of Business Development, Mark Boomgarden as our Vice President of Operations.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the Merger, each of our executive officers and directors named above and each of the stockholders of Akoustis, Inc., who received shares of our Common Stock in the Merger (each a “Restricted Holder”, and, collectively, the “Restricted Holders”), holding at that date in the aggregate 5,734,006 shares of our Common Stock, entered into agreements (the “Lock-Up Agreements”), whereby they are restricted for a period of 24 months after the Merger from certain sales or dispositions of our Common Stock held by them immediately after the Merger, except in certain limited circumstances (the “Lock-Up”).

7

In addition, each Restricted Holder has agreed in the Lock-Up Agreement that it will not, for a period of 24 months following the Closing Date, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

Pro Forma Ownership

Immediately after giving effect to (i) the Merger and (ii) the cancellation of 9,854,019 shares in the Split-Off, and (iii) the closing of the Offering, there were 12,131,115 issued and outstanding shares of our Common Stock, as follows:

•	The stockholders of Akoustis, Inc., prior to the Merger hold 5,500,006 shares of our Common Stock;

•	the stockholders of the Company prior to the Merger hold 3,000,005 shares of our Common Stock;

•	a consultant holds 100,000 shares of our Common Stock; and

•	investors in the Offering hold 3,531,104 shares of our Common Stock.

In addition,

•	the Placement Agents and their sub-agents hold Placement Agent Warrants to purchase 313,510 shares of our Common Stock; and

•	the 2015 Plan authorizes issuance of up to 1,200,000 shares of our Common Stock as incentive awards to executive officers, key employees, consultants and directors; options to purchase 160,000 shares of our Common Stock have been granted under the 2015 Plan to date.

See “Description of Securities” below. No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our common stock is quoted on the OTC Markets (OTCQB) under the symbol “AKTS,” which changed from “DNLX” on May 1, 2015.

8

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Akoustis, Inc., is deemed to be the accounting acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Akoustis, Inc., and will be recorded at the historical cost basis of Akoustis, Inc., and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Akoustis, Inc., historical operations of Akoustis, Inc., and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger. We believe that as a result of the Merger we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of Akoustis became our business.

Corporate Information

As described above, we were incorporated in Nevada as Danlax, Corp. on April 10, 2013. Our original business was development and sale of mobile games. Prior to the Merger, our Board determined to discontinue operations in this area and to seek a new business opportunity. As a result of the Merger, we have acquired the business of Akoustis.

Akoustis was incorporated on May 12, 2014, under the laws of the State of Delaware and commenced doing business in North Carolina in May 2014.

Our authorized capital stock currently consists of 300,000,000 shares of the Common Stock, and 10,000,000 shares of the Preferred Stock. Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “AKTS,” which changed from “DNLX” on May 1, 2015.

Our principal executive offices are located at 9805 Northcross Center Court, Suite H, Huntersville, NC 28078. Our federal Employer Identification Number (EIN) is 33-1229046; the EIN of Akoustis, Inc., is 46-5645617. Our telephone number is 704-997-5735. Our website address is www.akoustis.com. (The information contained on, or that can be accessed through, our website is not a part of this Report.)

“Akoustis™,” the Akoustis logo and “Bulk ONE™” are our trademarks. This Report may contain additional trade names, trademarks and/or service marks of other companies. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with these other companies, or endorsement or sponsorship of us by these other companies. Other trademarks appearing in this prospectus are the property of their respective holders.

9

Glossary

The following is a glossary of technical terms used herein:

•	Acoustic wave—a mechanical wave that vibrates in the same direction as its direction of travel.

•	Acoustic wave filter—a electromechanical device that provides radio frequency control and selection, in which an electrical signal is converted into a mechanical wave in a device constructed of a piezoelectric material and then back to an electrical signal.

•	Band, channel or frequency band—a designated range of radio wave frequencies used to communicate with a mobile device.

•	Bulk acoustic wave (BAW)—an acoustic wave traveling through a material exhibiting elasticity, typically vertical or perpendicular to the surface of a piezoelectric material.

•	Digital baseband—the digital transceiver, which includes the main processor for the communication device.

•	Duplexer—a bi-directional device that connects the antenna to the transmitter and receiver of a wireless device and simultaneously filters both the transmit signal and receive signal.

•	Filter—a series of interconnected resonators designed to pass (or select) a desired radio frequency signal and block unwanted signals.

•	Group III element nitrides—single crystal nitride crystal containing at least one element from the Group III metals in the period table (scandium (Sc), yttrium (Y), lanthanum (La) and actinium (Ac)).

•	Monolithic topology—a description of an electrical circuit whereby all the elements of the circuit are fabricated at the same time using the same process flow.

•	Power Amplifier Duplexer (PAD)—an RF module containing a power amplifier and duplex filter components for the RF front-end of a smartphone.

•	Piezoelectric materials—certain solid materials (such as crystals and certain ceramics) that produce a voltage in response to applied mechanical stress, or that deform when a voltage is applied to them.

•	Resonator—a device whose impedance sharply changes over a narrow frequency range and is characterized by one or more ‘resonance frequency’ due to a standing wave across the resonator’s electrodes. The vibrations in a resonator can be either electromagnetic or mechanical (including acoustic). Resonators are the building blocks for RF filters used in mobile wireless devices.

•	RF—radio frequency

•	RF front-end—the circuitries in a mobile device responsible for processing the analog radio signals and is located between the device’s antenna and the digital baseband.

•	Surface acoustic wave (SAW)—an acoustic wave traveling horizontally along the surface of a material.

10

Overview

Akoustis™ is an early stage, “fabless” company developing, designing and manufacturing innovative filter products for radio frequency, or RF, front-ends for the mobile wireless device industry. We use a fundamentally new piezoelectric resonator technology that we call Bulk ONE™ in the manufacturing of acoustic resonators, the building blocks of high selectivity “RF” filters required to route signals in a smartphone or other mobile or wearable device. Filters are a critical component of the RF front-end, and their use has multiplied with the launch and licensing of 4G/LTE frequency bands. They are used to define the range of frequencies of radio signals that are transmitted (the “passband”) and simultaneously reject unwanted signals. The increasing demand for wireless data and user applications is driving an increase in the number of wireless channels or frequency bands in a single device. Each new band introduced creates an increase in a demand for filters. A high-end smartphone, for example, must filter the transmit and receive paths for 2G, 3G and 4G wireless access methods in up to 15 bands, as well as Wi-Fi, Bluetooth and in some cases GPS. Signals in the receive paths must be isolated from one another. The filters also must reject other extraneous signals from numerous sources. The current approach to RF filter manufacturing utilizes thin-film polycrystalline materials (thin-film bulk acoustic resonators, or “FBARs”) with relatively high resistance that dissipate a significant amount of the energy in the signal (referred to as “lossy”), resulting in front-end heat generation and reduced battery life. In order to compensate for such losses, the power amplifier specifications are increased, by as much as a factor of two, which reduces further the battery life and puts more demands on the thermal management of the mobile device.

As the filter count per mobile device increases, these inefficiencies will become more limiting. We plan to use single crystal piezoelectric materials to develop a new class of filters with a fundamental advantage to reduce losses over existing thin film technologies. We have fabricated R&D resonators demonstrating the feasibility of our Bulk ONE technology, and are in the process of transitioning the technology into a production-capable wafer fabrication facility for the ultimate purpose of manufacturing our bulk mode acoustic wave filters. Our business model involves “fabless” manufacturing, meaning that we leverage capital investments and capacity of our strategic partners to manufacture our wafers. Once our technology is qualified for manufacturing, we expect to design and sell single crystal filter products using our Bulk ONE technology.

We believe our technology is disruptive to the RF front-end market through the following expected advantages:

•	Lower insertion loss,

•	Wider bandwidth coverage,

•	Improved power compression and linearity,

•	Reduced power amplifier cost,

•	Reduced heat generation and reduced battery loading, and

•	Reduced guard band between adjacent frequency bands.

Once our Bulk ONE technology is qualified for production, our product focus is on innovative single-band filter products for the growing RF front-end market, which can be used to make duplexer or multiplexer filter products necessary for the Mobile Internet. These products present the greatest near-term potential for commercialization of our technology. According to a McKinsey Global Institute report, the Mobile Internet and the so-called “Internet of Things” (IoT) is one of the twelve potentially economically disruptive technologies with an estimated economic value impact that could be over $25 trillion.

11

Our Technology

Current RF filters utilize a technology that is limited by the material properties of the base filter component. Existing bulk acoustic wave filters use an “acoustic wave ladder” that is based on a monolithic topology approach using lossy polycrystalline materials. By contrast, our Bulk ONE technology uses a single crystal material, which provides 30% higher piezoelectric properties, compared to conventional polycrystalline materials used in the industry today. We have fabricated R&D resonators that demonstrate the feasibility of our approach and believe our technology will yield a new generation of filter products.

Bulk ONE Technology consists of novel single-crystal piezoelectric materials, which are fabricated into bulk-mode, acoustic wave resonators and RF filters. Our patent-pending piezoelectric materials contain high-purity Group III element nitride materials and possess a unique signature, which can be detected by conventional material metrology tools. We utilize analytical modeling techniques to aid in the design of our materials and our material specifications are typically outsourced to a third party for manufacturing. Once our materials are ready for processing, we supply our wafer manufacturing partner raw materials, a mask design file, and unique process flow in order to fabricate our resonators and filters. Our wafer process flow contains a process module for wafer level packaging (WLP) that allows for low profile, cost effective filters to be produced.

Challenges Faced by the Mobile Device Industry

Rising consumer demand for always-on wireless broadband connectivity is creating an unprecedented need for high performance RF Front End for mobile devices. Mobile devices such as smartphones and tablets are quickly driving the Internet of Things (IoT). The rapid growth in mobile data traffic is testing the limits of existing wireless bandwidth. Carriers and regulators have responded by opening new swaths of RF spectrum, driving up the number of frequency bands in mobile devices. This substantial increase in frequency bands has created a demand for more filters, as well as a demand for filters with higher selectivity. The global transition to LTE and adoption of LTE-Advanced with more sophisticated carrier aggregation and multiple-input, multiple-output (MIMO) techniques will continue to push the requirements for increased supply of high performance filters.

Furthermore, the new spectrum introduced by 4G/LTE is driving licensing at higher frequencies than previous 3G smartphone models. For example, new TDD LTE frequencies allocated for 4G wireless cover frequencies nearly twice has high as covered in previous generation phones. As a result, the demand for high frequency or “high band” filters has exploded according a Mobile Experts 2014 report. For traditional “low band” frequencies, SAW filters have been the primary choice, while high band solutions have utilized BAW filters due to their performance and yield. While there are multiple sources of supply for SAW technology, the source of supply for BAW filters is more limited and essentially dominated by two manufacturers worldwide.

The first problem is that signal loss of current generation acoustic wave filters is excessively high, and up to half of the transmit power is wasted as heat, which ultimately constrains battery life. In addition, filters with inferior selectivity either reduce the available operating bands the mobile device can support or increase the noise in the operating bands. Each of these problems negatively impacts the end-user’s experience when using the mobile device.

12

Our Solutions

Our immediate focus is on the commercialization of filters using our Bulk ONE technology. We believe these filters enable new PAD module or RF Front-end competition for high band modules as well as performance-driven low band applications. Initially, we expect to target select strategic market leaders as well as Tier 2 mobile wireless module suppliers. Longer term, our focus will be to expand our market share by engaging with multiple module manufacturers. We are currently partnering with a wafer manufacturer to commercialize our first filters using our Bulk ONE technology. This will be the first in a series of R&D activities that will set the foundation for filter products that we believe can disrupt the high band filter market. We will develop a series of filter designs used in the manufacturing of duplexers or more complex multiplexers targeting the 4G/LTE frequency bands. We believe our filter designs will create an alternative and replace filters currently manufactured using materials with fundamentally inferior performance.

Our Business Model

We will provide filters to the market through the manufacturing of our product using a “fabless” outsourced manufacturing model. By leveraging the existing manufacturing capacity of our partner, we will operate a capital-efficient business. Our target customers will be those companies that make part of or the entire RF front-end module. We expect sales of our filters to RF front-end module manufacturers will be the source of our revenue. We will principally provide design and development resources and manage our outsourced partners to support our product realization process. There are two companies specializing in manufacturing of BAW filters that dominate this market. See “Competition” below. We believe our Bulk ONE technology provides a competitive filter alternative and that there will be factors creating significant barriers to entry for potential additional competitors:

•	Our growing portfolio of intellectual property (see “Intellectual Property” below);

•	Our highly experienced leadership and technical team; and

•	Being first to market with a competitive filter alternative.

Our History

Akoustis was founded in 2014 by experienced industry leaders and scientists from University of California at Santa Barbara (UCSB) and Cornell University. Our initial funding was through a $0.5 million series seed funding in 2014, and we received $655,000 in additional investments in convertible notes and stock by the founders and original angel investors in March and April 2015. We received a National Science Foundation (“NSF”) Small Business Innovation Research (“SBIR”) grant that started in January 2015. In addition, we received matching funds from North Carolina Science, Technology & Innovation Department of Commerce. The funds from these sources have supported the operations of Akoustis. Akoustis has used these funds to finance the completion of multiple key milestones. These milestones include the application for seven patents with over 200 claims, hiring of key personnel, the engagement with a foundry prototype facility for the development of a single crystal resonator demonstrator, initiation of SBIR activities that include modeling to design evaluation deliverables, and the engagement and securing of strategic partners for the supply and fabrication of the filters using our Bulk ONE technology.

13

The Mobile Internet

Rising consumer demand for always-on wireless broadband connectivity is creating an unprecedented need for high performance RF front-ends for mobile devices. Mobile devices such as smartphones and tablets are quickly becoming the primary means of accessing the Internet. The exponential growth in mobile data traffic is testing the limits of existing wireless bandwidth. Carriers and regulators have responded by opening new RF spectrum, driving up the number of frequency bands in mobile devices. As a prime example, a Presidential directive was issued in 2010 to the FCC and other agencies to make available an additional 500 MHz of RF spectrum to meet the growing demand in the United States. Similar initiatives are occurring worldwide. Adding RF spectrum is not a complete solution. The added spectrum does not come in large contiguous blocks, but rather in small channels or bands of varying size and frequency. Thus, more data means more bands, and the result is a rapid and substantial increase in the number of filters in mobile devices.

The Challenge

Moore’s Law predicts that transistor density on integrated circuits will double approximately every two years, and the digital baseband of mobile devices has improved exponentially as predicted by Moore’s Law. However, improvements to the analog RF front-end have been limited by existing filter technology, with only incremental updates to existing technology. Consequently, the RF front-end is taking up an ever-growing share of the total cost of mobile devices. Most mobile devices sold today operate on “fourth generation” wireless technology, or 4G. There are nearly fifty 4G bands recognized worldwide today, and the list is growing. The RF front-end must meet these growing data demands while reducing cost and improving battery life. Our solution involves a new approach to RF component manufacturing, enabled by Bulk ONE technology. Our technology will produce filters that will reduce the overall system cost and improve performance of the RF front-end.

Figure 1—Our Solution

14

Single-Band Designs for Duplexers and Multiplexers

SAW filters have been preferred in modern RF front-ends because of their high performance, small size and low cost. However, traditional SAW ladder designs do not perform well in high frequency bands or bands with closely spaced receive and transmit channels, typical of many new bands. Therefore, larger BAW filters are needed for these bands. We have demonstrated in a development environment our ability to fabricate BAW resonators, the building block of BAW filters, that are more efficient than existing available BAW resonators, and we believe the improved efficiency will reduce the total cost of RF front-ends as well as reduce the battery demand for mobile devices. Additionally, we believe that our Bulk ONE filters will allow for a single manufacturing method that will support all of the BAW filter band range and a significant portion of the SAW band range. Figure 2 below illustrates what we believe will be the frequency range of our Bulk ONE technology.

Figure 2— The potential range of our technology

Pure-Play Filter Provider Enables New Module Competition

Our technology allows for a wide range of frequency coverage, and we plan to supply filters that will support 4G/LTE and beyond. We have successfully demonstrated resonators that will support the design and fabrication of 4G/LTE filters, and our current focus is on completing the development required to transition this single-crystal BAW technology to high volume manufacturing. We will be a pure-play filter supplier that will address the increasing RF complexity placed on RF front-end manufacturers supporting 4G/LTE.

15

Figure 3— Projected Growth (Source: Ericsson)

Commercialization

Our immediate focus is to address problems in the RF front-end with innovative single-band designs using our Bulk ONE technology. We are currently developing our first commercial single-band filter in collaboration with a manufacturing partner, Global Communication Semiconductors, LLC (“GCS”), under the terms of a signed development agreement. Both parties are focused on developing fixed-band filters because we believe these designs present the greatest near-term potential for commercialization of our technology, and that once demonstrated, there is a shorter learning curve for having the foundry ready for production.

The development agreement with GCS contains the following milestones:

•	Milestone 1 (Manufacturing Partner Gap Analysis)—Validate required materials, people, process and equipment are present for volume manufacturing.

•	Milestone 2 (Process Transfer to Foundry Partner)—Design of filters, technology transfer and fabrication on GCS’s high-volume manufacturing equipment, fully tested wafers, and delivery of prototypes.

•	Milestone 3 (Complete Filter Process Capability)—Update design with process feedback, fabricate multiple wafers using the approved manufacturing process flow, fully tested wafers, calculated yield and delivery of initial product.

•	Milestone 4 (Production-Ready Filter Design)—Filter design complete, manufacturing process locked, product fully packaged and ready for production, focus shift to revenue generation from filter sales.

Milestone 1 is complete. Management expects to complete work on Milestone 2 before the end of June 2016, at which time we plan to commence work on Milestone 3, with an expected completion by September 2016. We expect to generate revenue from the sale of our filters in early 2017 after completion of Milestone 4, which we currently target by end of 2016.

16

Research and Development

Since inception, the Company’s focus has been on developing an innovative mobile-wireless filter technology with a compelling value proposition to our potential customers and a significant and noticeable impact to the end user.

Whereas today’s amorphous material is sputtered on a metal-coated carrier, our Bulk ONE technology employs high quality, single crystal resonator films, which are used as the enabler to create high performance bulk acoustic wave (BAW) filters. This single crystal material is a key differentiator when compared to the incumbent amorphous thin-film technologies, because it increases the acoustic velocity and the electromechanical coupling coefficient in the resonator, which results in higher filter efficiencies and lower power consumption – which leads to simplified RF front-ends, longer battery life and reduced tissue heating. Our investment during our last fiscal year totaled $0.24M and was focused on single crystal material development and resonator demonstration. Current R&D investments include single crystal materials advancement, technology transfer to our manufacturing partner and resonator development and filter design.

Intellectual Property

We rely on a combination of intellectual property rights, including patents, know-how and trade secrets, along with copyrights, trademarks and contractual obligations and restrictions to protect our core technology and business.

We currently have seven pending patent applications in the United States and intend to file for protection internationally. The patent applications tie directly to our single-crystal bulk acoustic wave (BAW) technology, including materials and device designs, methods of manufacture, integrated circuit designs, wafer packaging, and point of use (to include mobile applications). The Company will continue to innovate and expand our patent portfolio, and when appropriate, we will look to purchase license(s) that grant access to additional intellectual property that enables, enhances or further expands our technical capabilities and/or product offerings.

We believe that it is likely that Akoustis will have competitive advantages from rights granted under our patent applications. Such applications, however, may not result in the issuance of any patents. In addition, any future patent may be opposed, contested, circumvented or designed around by a third party or found to be unenforceable or invalidated. Others may develop technologies that are similar or superior to our proprietary technologies, duplicate our proprietary technologies or design around patents owned or licensed by us.

We generally control access to, and use of, our confidential information through the use of internal and external controls, including contractual protections with employees, contractors and customers. We rely in part on the United States and international copyright laws to protect our intellectual property. All employees and consultants are required to execute confidentiality agreements in connection with their employment and consulting relationships with us. We also require them to agree to disclose and assign to us all inventions conceived or made in connection with the employment or consulting relationship.

Despite our efforts to protect our intellectual property, unauthorized parties may still copy or otherwise obtain and use our software, technology or other information that we regard as confidential and proprietary. In addition, we intend to expand our international presence, and effective patent, copyright, trademark and trade secret protection may not be available or may be limited in foreign countries.

17

The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights and positions, which has resulted in protracted and expensive litigation for many companies. Although we have not received any third party claims, we expect that in the future we may receive communications from various industry participants alleging our infringement of their patents or other intellectual property rights. Any lawsuits could subject us to significant liability for damages, invalidate our proprietary rights and harm our business and our ability to compete. Any litigation, regardless of success or merit, could cause us to incur substantial expenses, reduce our sales and divert the efforts of our technical and management personnel. In the event we receive an adverse result in any litigation, we could be required to pay substantial damages, seek licenses from third parties, which may not be available on reasonable terms or at all, cease the sale of products, expend significant resources to develop alternative technology or discontinue the use of processes requiring the relevant technology.

AkoustisTM and Bulk ONETM are trademarks of Akoustis, Inc.

Competition

The competitive landscape for the Company is small and is controlled by handful of RF component suppliers. These companies include, among others, Avago Technologies Limited, Murata Manufacturing Co., Ltd., Qorvo, Inc., Skyworks Solutions Inc., Taiyo Yuden, and TDK Epcos. Two of these companies dominate the high band filter market, controlling a significant portion of the customer base and are increasing capacity to meet the growth demands of the 4G/LTE market.

We will compete directly with them to secure design slots inside RF front-end modules – targeting companies that procure filters or have captive sources. We believe that our filter designs will be superior in performance and will approach perspective customers as pure-play filter supplier – offering advantages in performance, over the full frequency range, with competitive costs. Our challenge will be to convince the companies that we have a strong intellectual property position, that we will be able to ramp in volume, that we will meet their price targets, and that we can satisfy reliability requirements.

Employees

We have put a premium on hiring the best talent at the right time to enable our core technology and business growth. This includes establishing a competitive compensation and benefits package – enhancing our ability to recruit experienced personnel and key technologists. We currently have 10 full-time employees plus 10 independent contractors working with the Company, and we will continue to hire specific and targeted positions to further enable our technology and manufacturing capabilities.

Properties

Our headquarters in Huntersville, NC, is a 4,800 square foot facility that we lease for $4,596 per month, with a term expiring in April 2018. We believe that our facilities are sufficient to meet our current needs, and we will look for suitable expansion as and when needed.

18

RISK FACTORS

An investment in OUR securities is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in the securities you should carefully consider the following risks, together with the financial and other information contained in this report. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should consider an investment in our securities.

THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of our Common Stock. In such a case, investors in our Common Stock could lose all or part of their investment.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Report and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company or the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Related to our Business and the Industry in Which We Operate

We have a limited operating history upon which investors can evaluate our business and future prospects.

We are an early stage company that has not yet begun any commercial operations. Historically, we have been a shell company with no operating history and no assets other than cash. Upon consummation of the Merger with Akoustis, we redirected our business focus towards the development of advanced single crystal bulk acoustic wave filter products for RF front-ends for use in mobile wireless device industry.  Although Akoustis since its inception focused its activity on research and development (“R&D”) of high efficiency acoustic wave resonator technology utilizing single crystal piezoelectric materials, this technology has not yet obtained marketing approval or been verified in commercial manufacturing, and its RF filters have not generated any sales.

19

Since our potential customers and future demand for our products are based on estimates of planned operations rather than experience, it is difficult for our management and our investors to accurately forecast and evaluate our future prospects and our revenues. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, the development of a product, as well as those risks that are specific to our business in particular. An investment in an early stage company such as ours involves a degree of risk, including the possibility that entire investment may be lost. The risks include, but are not limited to, the possibility that following the Merger, we will not be able to develop functional and scalable products, or that although functional and scalable, our products and/or services will not be accepted in the market. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that the Company can successfully address these challenges. If it is unsuccessful, the Company and its business, financial condition and operating results will be materially and adversely affected.

We may not generate revenues or achieve profitability.

We have incurred operating losses since our inception and expect to continue to have negative cash flow from operations. We have never generated any revenues; our only income has been from R&D grants. We experienced net losses of approximately $0.44 million for the period from May 12, 2014 (inception) to March 31, 2015. We have accumulated losses to date of approximately $0.5 million. Our future profitability will depend on our ability to create a sustainable business model and generate revenues, which is subject to a number of factors, including our ability to successfully implement our strategies and execute our R&D plan, our ability to implement our improved design and cost reductions into manufacturing of our RF filters, the availability of funding, market acceptance of our products, consumer demand for end products incorporating our products, our ability to compete effectively in a crowded field, our ability to respond effectively to technological advances by timely introducing our new technologies and products and global economic and political conditions.

Our future profitability also depends on our expense levels, which are influenced by a number of factors, including the resources we devote to developing and supporting our projects and potential products, the continued progress of our research and development of potential products, our ability to improve research and development efficiencies, license fees or royalties we may be required to pay, and the potential need to acquire licenses to new technology, the availability of intellectual property for licensing or acquisition, or to use our technology in new markets, which could require us to pay unanticipated license fees and royalties in connection with these licenses.

Our development and commercialization efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues to offset higher expenses. These expenses, among other things, may cause our net income and working capital to decrease. If we fail to generate revenue and manage our expenses, we may never achieve profitability, which would adversely and materially affect our ability to provide a return to our investors

The industry and the markets in which the Company operates are highly competitive and subject to rapid technological change.

The markets in which we intend to compete are intensely competitive. We will operate primarily in the industry that designs and produces semiconductor components for wireless communications and other wireless devices, which is subject to rapid changes in both product and process technologies based on demand and evolving industry standards. The intended markets for our products are characterized by:

•	rapid technological developments and product evolution,

20

•	rapid changes in customer requirements,

•	frequent new product introductions and enhancements,

•	continuous demand for higher levels of integration, decreased size and decreased power consumption,

•	short product life cycles with declining prices over the life cycle of the product, and

•	evolving industry standards.

The continuous evolutions of these technologies and frequent introduction of new products and enhancements have generally resulted in short product life cycles for wireless semiconductor products, in general, and for RF front-end products, in particular. Our products could become obsolete or less competitive sooner than anticipated because of a faster than anticipated change in one or more of the above-noted factors. Therefore, in order for our RF filters to be competitive and achieve market acceptance, we need to keep pace with rapid development of new process technologies, which requires us to:

•	respond effectively to technological advances by timely introducing our new technologies and products,

•	successfully implement our strategies and execute our R&D plan in practice,

•	improve the efficiency of our technology,

•	implement our improved design and cost reductions into manufacturing of our RF filters.

Our products may not be accepted in the market.

Although we believe that our Bulk ONE acoustic wave resonator technology that utilizes single crystal piezoelectric materials will provide material advantages over existing RF filters and are currently developing various methods of integration suitable for implementation of this technology to RF filters, we cannot be certain that our RF filters will be able to achieve or maintain market acceptance. While we have fabricated R&D resonators that demonstrate the feasibility of our Bulk ONE technology, we are still in the process of transitioning this technology into a production-capable wafer fabrication facility for manufacturing of our RF filters, and this technology is not verified yet in practice or on a commercial scale. There are also no records that can demonstrate our ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields. In addition to our limited operating history, we will depend on a limited number of manufacturers and customers for a significant portion of our revenue in the future. Each of these factors may adversely affect our ability to implement our business strategy and achieve our business goals.

The successful development of our Bulk ONE technology following the Merger and market acceptance of our RF filters will be highly complex and will depend on the following principal competitive factors, including our ability to:

•	comply with industry standards and effectively compete against current technology for producing RF acoustic wave filters,

•	differentiate our products from offerings of our competitors by delivering RF filters that are higher in quality, reliability and technical performance,

21

•	anticipate customer and market requirements, changes in technology and industry standards and timely develop improved technologies that meet high levels of satisfaction of our potential customers,

•	maintain, grow and manage our internal teams to the extent we increase our operations and develop new segments of our business,

•	develop and maintain successful collaboration, strategic, and other relationships with our manufacturers, customers and contractors,

•	protect, develop or otherwise obtain adequate intellectual property for our technology and our filters; and

•	obtain strong financial, sales, marketing, technical and other resources necessary to develop, test, manufacture, commercialize and market our filters.

If we are unsuccessful in accomplishing these objectives, we may not be able to compete successfully against current and potential competitors. As a result, our Bulk ONE technology and our RF filters may not be accepted in the market and we may never attain profitability.

We will face intense competition, which may cause pricing pressures, decreased gross margins and loss of market share and may materially and adversely affect our business, financial condition and results of operations.

We will compete with U.S. and international semiconductor manufacturers and fabless mobile semiconductor companies of all sizes in terms of resources and market share, some of whom have significantly greater financial, technical, manufacturing and marketing resources than we do. We expect competition in our markets to intensify, as new competitors enter the RF component market, existing competitors merge or form alliances, and new technologies emerge. Our competitors may introduce new solutions and technologies that are superior to our BAW technology, are verified on a commercial scale, and have achieved widespread market acceptance. Certain of our competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the development, promotion and sale of their products than we can. This implementation may require us to modify the manufacturing process for our filters, design new products to more stringent standards, and redesign some existing products, which may prove difficult for us and result in delays in product deliveries and increased expenses.

Increased competition could also result in pricing pressures, declining average selling prices for our RF filters, decreased gross margins and loss of market share. We will need to make substantial investments to develop these enhancements and technologies, and we cannot assure investors that we will have funds available for these investments or that these enhancements and technologies will be successful. If a competing technology emerges that is, or is perceived to be, superior to our existing technology and we are unable to adapt to these changes and to compete effectively, our market share and financial condition could be materially and adversely affected, and our business, revenue, and results of operations could be harmed.

Changes in general economic conditions, together with other factors, cause significant upturns and downturns in the industry, and our business, therefore, may also experience cyclical fluctuations in the future.

From time to time, changes in general economic conditions, together with other factors, may cause significant upturns and downturns in the semiconductor industry. These fluctuations are due to a number of factors, many of which are beyond our control:

22

•	levels of inventory in our end markets,

•	availability and cost of supply for manufacturing of our RF filters using our design,

•	changes in end-user demand for the products manufactured with our technology and sold by our customers,

•	industry production capacity levels and fluctuations in industry manufacturing yields,

•	market acceptance of our customers’ products that incorporate our RF filters,

•	the gain or loss of significant customers,

•	the effects of competitive pricing pressures, including decreases in average selling prices of our RF filters,

•	new product and technology introductions by competitors,

•	changes in the mix of products produced and sold, and

•	intellectual property disputes.

As a result, the demand for our products can change quickly and in ways we may not anticipate, and our business, therefore, may also experience cyclical fluctuations in the future operating results. In addition, future downturns in the electronic systems industry could adversely impact our revenue and harm our business, financial condition and results of operations.

If we are unable to attract and retain qualified personnel to contribute to the development, manufacture and sale of our products, we may not be able to effectively operate our business.

As the source of our technological and product innovations, our key technical personnel represent a significant asset. We believe that our future success is highly dependent on the continued services of our current key officers, employees, and Board members, as well as our ability to attract and retain highly skilled and experienced technical personnel. The loss of their services could have a detrimental effect on our operations. Specifically, the loss of the services of Jeffrey Shealy, our President and CEO, Prof. Steve Denbaars, our director, Mark Boomgarden, our Vice President of Operations, David Aichele, our Vice President of Business Development, Prof. James Shealy, the Chair of our Scientific Advisor Board, Cindy Payne, our Chief Financial Officer, Richard Ogawa, our Patent Counsel, any major change in our Board or management, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our ability to operate our business. The competition for management and technical personnel is intense in the wireless semiconductor industry, and therefore we cannot assure you that we will be able to attract and retain qualified management and other personnel necessary for the design, development, manufacture and sale of our products.

23

We expect to substantially rely on third parties to manufacture our RF filters.

We employ a “fabless” business strategy, meaning that we do not own a semiconductor fabrication facility, or fab, and do not currently have, nor do we plan to acquire, the infrastructure or capability internally, such as our own manufacturing facilities, to manufacture our wafers and our filters for use in the conduct of commercial quantities. Instead, we leverage capital investments and capacity of manufacturers to fabricate our wafers. Therefore, success of implementation of our single-crystal BAW technology for manufacturing our RF filters and its commercial production will substantially depend upon our ability to develop, maintain and expand our strategic relationships with manufacturers that will fabricate wafers using our design and incorporate them into their products. Any impairment in our relationship with these manufacturers could have a material adverse effect on our business, results of operations, cash flow and financial condition. Although we have entered into a joint development agreement and a foundry agreement with Global Communication Semiconductors, LLC (“GCS”), and may explore other plans to enter into agreements with more manufacturers, to fabricate our RF filters for R&D and for commercial sales, there can be no assurance that we will be able to retain those relationships on commercially reasonable terms, if at all. Since we expect to depend upon one or a limited number of these manufacturers for a signification portion of our revenue in the future, we could experience delays in the launch and commercial productions of our RF filters if we are unable to maintain those relationships.

Reliance on a limited number of manufacturers also may expose us to the following risks:

•	We may be unable to identify manufacturers on acceptable terms, or at all, because the number of potential manufacturers is limited. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for manufacturing of our wafers.

•	Our manufacturers might be unable to formulate and manufacture wafers in the volume and of the quality required to meet demands of our R&D and commercial needs.

•	Our future manufacturers may not perform as contractually agreed or may not remain in the manufacturing business for the time required to successfully produce, store and distribute our products.

•	Since our filters are not sold directly to the end-user, but are components of other products, we highly depend upon selection of our design and technology by these manufacturers from among alternative offerings and including and incorporating our filters into their final product.

Each of these risks could delay the commercialization of our RF filters and its market acceptance or result in higher costs or deprive us of potential product revenues.

We rely on our independent contractors in adequately performing their contractual obligations, meeting expected deadlines and applicable regulatory requirements

We depend on our independent contractors to adequately perform a substantial part of our projects and successfully carry their contractual duties and obligations. However, these contractors may not assign as a great priority a process of developing of our technology in accordance with our levels of quality control or meet expected deadlines, may not devote sufficient time to develop our technology, or may not pursue their contractual obligations as diligently as we would if we were undertaking such activities ourselves. They may also establish relationships with other commercial entities, some of whom may compete with us. If our contractors assist our competitors to our detriment, our competitive position would be harmed. If our independent contractors fail to perform their contractual duties at acceptable quality levels or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to a failure to adhere to our protocols, legal and regulatory requirements or for other reasons, the development and commercialization of our filters could be stopped, delayed, or made less profitable. As a result, our operations and the commercial prospects for marketing of our RF filters would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

24

Product defects could adversely affect the results of our operations and may expose us to product liability claims.

The fabrication of the RF filters is a complex and precise process. While we intend to supply design and to monitor fabrication of our RF filters by our manufacturers, we may not be able to monitor their quality control, their quality assurance and their qualified personnel. If any of our manufacturers fail to successfully manufacture wafers that conform to our design specifications and the strict regulatory requirements of the Federal Communications Commission (“FCC”), it may result in substantial risk of undetected flaws in components or other materials used by our manufacturers during fabrication of our filters and could lead to product defects and costs to repair or replace these parts or materials. Any such failure by our manufacturers would significantly impact our ability to develop and implement our technology and to improve performance of our RF filters. Our inability to timely find a substitute manufacturer that can comply with such requirements could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products.

We also could be subject to product liability lawsuits if the wireless devices containing our RF filters cause injury. Recently interest groups have requested that the FCC investigate claims that wireless communications technologies pose health concerns and cause interference with airbags, hearing aids and medical devices. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product or inadequate disclosure of risks related to the use of our product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts.

If we are unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell our RF filters, we may not be able to effectively generate product revenues.

We have no experience selling, marketing or distributing products and currently have no internal marketing and sales force. In order to launch and commercialize our technology and our RF filters, we must build on a territory-by-territory basis marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. Therefore, we may choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. If so, our success will depend, in part, on our ability to enter into and maintain collaborative relationships for such capabilities, such collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products.

If we are unable to enter into such arrangements when needed on acceptable terms or at all, we may not be able to successfully commercialize our filters. Further, to the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. If we decide in the future to establish an internal sales and marketing team with technical expertise and supporting distribution capabilities to commercialize our RF filters, it could be expensive and time consuming and would require significant attention of our executive officers to manage. We may also not have sufficient resources to allocate to the sales and marketing of our filters. Any failure or delay in the development of sales, marketing and distribution capabilities, either through collaboration with one or more third parties or through internal efforts, would adversely impact the commercialization of any of our products that we obtain approval to market. As a result, our future product revenue would suffer and we may incur significant additional losses.

25

Risks Related to Our Intellectual Property

If we fail to obtain, maintain and enforce our intellectual property rights, we may not be able to prevent third parties from using our proprietary technologies and may lose access to technologies critical to our products.

Our long-term success largely depends on our ability to market technologically competitive products which, in turn, largely depends on our ability to obtain and maintain adequate intellectual property protection and to enforce our proprietary rights without infringing the proprietary rights of third parties. While we rely upon a combination of our patent applications currently pending with the United State Patent and Trademark Office (“USPTO”), our trademarks, copyrights, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies, there can be no assurance that

•	our currently pending or future patent applications will result in issued patents,

•	our limited patent portfolio will provide adequate protection to our core technology,

•	we will succeed in protecting our technology adequately in all key jurisdictions, or

•	we can prevent third parties from disclosure or misappropriation of our proprietary information which could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding any competitive advantage we may derive from the proprietary information.

We have a limited number of patent applications which may not result in issued patents.

We have seven pending patent applications in the United States; however, there is no assurance that any of these applications or our future patent applications will result in patents being issued, or that any patents that may be issued as a result of existing or future applications will provide meaningful protection or commercial advantage to us.

The process of seeking patent protection in the United States and abroad can be long and expensive. Since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain at the time of filing that we are the first to file any patent application related to our single crystal acoustic wave filter technology. In addition, patent applications are often published as part of the patent application process, even if such applications do not issue as patents. When published, such applications will become publicly available, and proprietary information disclosed in the application will become available to others. While at present we are unaware of competing patent applications, competing applications could potentially surface.

Even if all of our pending patent applications are granted and result in registration of our patents, we cannot predict the breadth of claims that may be allowed or enforced, or that the scope of any patent rights could provide a sufficient degree of protection that could permit us to gain or keep our competitive advantage with respect to these products and technologies. For example, we cannot predict:

•	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to make, use, sell, offer to sell or import competitive products without infringing our patents;

•	if and when patents will be issued;

•	if third parties will obtain patents claiming inventions similar to those covered by our patents and patent applications;

26

•	if third parties have blocking patents that could be used to prevent us from marketing our own patented products and practicing our own technology; or

•	whether we will need to initiate litigation or administrative proceedings (e.g. at the USPTO) in connection with patent rights, which may be costly whether we win or lose.

As a result, the patent applications we own may fail to result in issued patents in the United States. Third parties may challenge the validity, enforceability or scope of any issued patents or issued to us in the future, which may result in those patents being narrowed, invalidated or held unenforceable. Even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from developing similar products that do not infringe the claims made in our patents. If the breadth or strength of protection provided by the patents we hold or pursue is threatened, we may not be able to prevent others from offering similar technology and products in the RF front-ends mobile market and our ability to commercialize our RF filters with technology protected by those patents could be threatened.

We have not yet applied for any patents outside of the United States, which may significantly limit our ability to prevent misappropriation of our proprietary information or infringement of our intellectual property rights in countries outside of the United States where our filters may be sold in the future. If we file foreign patent applications related to our pending U.S. patent applications or to our issued patents in the United States, if any, these applications may be contested and fail to result in issued patents outside of the United States or we will be required to narrow our claims. Even if some or all of our patent applications are granted outside of the United States and resulted in the issued patents, effective enforcement of rights granted by these patents in some countries may not be available due to the differences in foreign patent and other laws concerning intellectual property rights, a relatively weak legal regime protecting intellectual property rights in these countries, and because it is difficult, expensive and time-consuming to police unauthorized use of our intellectual property when infringers are overseas. This failure to obtain or maintain adequate protection of our intellectual property rights outside of the United States could have a materially adverse effect on our business, results of operations and financial conditions.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents or the patents of our potential licensors. To attempt to stop infringement or unauthorized use, we may need to file infringement claims, which can be expensive and time consuming and distract management.

If we pursue any infringement proceeding, a court may decide that a patent of ours or our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the relevant technology on the grounds that our patents do not cover the technology in question. Additionally, any enforcement of our patents may provoke third parties to assert counterclaims against us. Some of our current and potential competitors have the ability to dedicate substantially greater resources to enforcing their intellectual property rights than we have. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, which could reduce the likelihood of success of, or the amount of damages that could be awarded resulting from, any infringement proceeding we pursue in any such jurisdiction. To date, we have not filed any patent applications in jurisdictions other than the United States. An adverse result in any infringement litigation or defense proceedings could put one or more of our patents at risk of being invalidated, held unenforceable, or interpreted narrowly and could put our patent applications at risk of not issuing, which could limit the ability of our filters to compete in those jurisdictions.

27

Interference proceedings provoked by third parties or brought by the USPTO to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to use it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms, or at all.

We need to protect our trademark rights and disclosure of our trade secrets to prevent competitors taking advantage of our goodwill.

We believe that the protection of our trademark rights is an important factor in product recognition, protecting our brand, maintaining goodwill, and maintaining or increasing market share. We currently have two trademarks that we have filed to register with USPTO, the Akoustis™ and Bulk ONE™ marks, and may expend substantial cost and effort in an attempt to register new trademarks and maintain and enforce our trademark rights. If we do not adequately protect our rights in our trademarks from infringement, any goodwill that we have developed in those trademarks could be lost or impaired.

Third parties may claim that the sale or promotion of our products, when and if we have any, may infringe on the trademark rights of others. Trademark infringement problems occur frequently in connection with the sale and marketing of products in the RF front-ends mobile industry. If we become involved in any dispute regarding our trademark rights, regardless of whether we prevail, we could be required to engage in costly, distracting and time-consuming litigation that could harm our business. If the trademarks we use are found to infringe upon the trademark of another company, we could be liable for damages and be forced to stop using those trademarks, and as result, we could lose all the goodwill that has been developed in those trademarks.

In addition to the protection afforded by patents and trademarks, we seek to rely on copyright, trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of our processes that involve proprietary know-how, information or technology that is not covered by patents. For Akoustis, this includes particularly chip layouts, circuit designs, resonator layouts and implementation, and membrane definition. Although we require all of our employees and certain consultants and advisors to assign inventions to us, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology to enter into confidentiality agreements, our trade secrets and other proprietary information may be disclosed or competitors may otherwise gain access to such information or independently develop substantially equivalent information. If we are unable to prevent material disclosure of the intellectual property related to our technologies to third parties, we will not be able to establish or maintain the competitive advantage that we believe is provided by such intellectual property, which would weaken our competitive market position, and materially adversely affect our business and operational results.

Development of certain technologies with our manufacturers may result in restrictions on jointly-developed intellectual property.

In order to maintain and expand our strategic relationship with manufacturers of our filters, we may, from time to time, develop certain technologies jointly with these manufacturers and file for further intellectual property protection and/or seek to commercialize such technologies. We entered into the Joint Development Agreement with GCS and may enter in the future into joint development agreements with other manufacturers which provide(s) for the joint development works and joint intellectual property rights by us and by such manufacturer. Such agreements may restrict our commercial use of such intellectual property, or may require written consent from, or a separate agreement with, that manufacturer. In other cases, we may not have any rights to use intellectual property solely developed and owned by such manufacturer or another third party. If we cannot obtain commercial use rights for such jointly-owned intellectual property or intellectual property solely owned by these manufacturers, our future product development and commercialization plans may be adversely affected.

28

We may be subject to claims of infringement, misappropriation or misuse of third party intellectual property that, regardless of merit, could result in significant expense and loss of our intellectual property rights.

The semiconductor industry is characterized by the vigorous pursuit and protection of intellectual property rights. We have not undertaken a comprehensive review of the rights of third parties in our field. From time to time, we may receive notices or inquiries from third parties regarding our products or the manner in which we conduct our business suggesting that we may be infringing, misappropriating or otherwise misusing patent, copyright, trademark, trade secret and other intellectual property rights. Any claims that our technology infringe, misappropriate or otherwise misuse the rights of third parties, regardless of their merit or resolution, could be expensive to litigate or settle and could divert the efforts and attention of our management and technical personnel, cause significant delays and materially disrupt the conduct of our business. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could be required to:

•	pay substantial damages, including treble damages if we were held to have willfully infringed;

•	cease the manufacture, offering for sale or sale of the infringing technology or processes;

•	expend significant resources to develop non-infringing technology or processes;

•	obtain a license from a third party, which may not be available on commercially reasonable terms, or may not be available at all; or

•	lose the opportunity to license our technology to others or to collect royalty payments based upon successful protection and assertion of our intellectual property against others.

In addition, our agreements with customers and manufacturing partners may require us to indemnify such customers and manufacturing partners for third party intellectual property infringement claims. Pursuant to such agreements, we may be required to defend such customers and manufacturing partners against certain claims that could cause us to incur additional costs. While we endeavor to include as part of such indemnification obligations a provision permitting us to assume the defense of any indemnification claim, not all of our current agreements contain such a provision and we cannot provide any assurance that our future agreements will contain such a provision, which could result in increased exposure to us in the case of an indemnification claim.

Defense of any intellectual property infringement claims against us, regardless of their merit, would involve substantial litigation expense and would be a significant diversion of resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, obtain one or more licenses from third parties, limit our business to avoid the infringing activities, pay royalties and/or redesign our infringing technology dates or alter related formulations, processes, methods or other technologies, any or all of which may be impossible or require substantial time and monetary expenditure. The occurrence of any of the above events could prevent us from continuing to develop and commercialize our filters and our business could materially suffer.

29

Risks Related to our Financial Condition

We have a history of losses, will need substantial additional funding to continue our operations and may not achieve or sustain profitability in the future.

Our operations have consumed substantial amounts of cash since inception. We have incurred losses since our incorporation and formation in 2014. We do not expect meaningful revenues until at least the end of 2016. If our forecasts for the Company prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. We anticipate that our operating expenses will increase in the foreseeable future as we continue to pursue the development of our patent-pending single crystal acoustic wave filter technology, invest in marketing, sales and distribution of our RF filters to grow our business, acquire customers, commercialize our technology in the mobile wireless market. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these higher expenses. In addition, we expect to incur significant expenses related to regulatory requirements, ability to obtain, protect, and defend our intellectual property right.

We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.

To date, we have financed our operations through a mix of investments from private investors, the incurrence of debt, and grant funding, and we expect to continue to utilize such means of financing for the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, or commercialization activities. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our R&D programs for our acoustic wave filter technology or any future commercialization efforts. Any of these events could materially and adversely affect our business, financial condition and prospects, and could cause our business to fail.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

The Company’s historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need them, and we are unable to commercialize our products giving us access to additional cash resources, we will be required to curtail our operations, which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

30

Risk Related to Managing Any Growth We May Experience

We may engage in future acquisitions that could disrupt our business, cause dilution to our shareholders and harm our financial condition and operating results.

While we currently have no specific plans to acquire any other businesses, we may, in the future, make acquisitions of, or investments in, companies that we believe have products or capabilities that are a strategic or commercial fit with our current business or otherwise offer opportunities for our company. In connection with these acquisitions or investments, we may:

•	issue common stock or other forms of equity that would dilute our existing shareholders' percentage of ownership,

•	incur debt and assume liabilities, and

•	incur amortization expenses related to intangible assets or incur large and immediate write-offs.

We may not be able to complete acquisitions on favorable terms, if at all. If we do complete an acquisition, we cannot assure you that it will ultimately strengthen our competitive position or that it will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to our operations, including:

•	problems integrating the purchased business, products or technologies,

•	challenges in achieving strategic objectives, cost savings and other anticipated benefits,

•	increases to our expenses,

•	the assumption of significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying party,

•	inability to maintain relationships with key customers, vendors and other business partners of the acquired businesses,

•	diversion of management's attention from their day-to-day responsibilities,

•	difficulty in maintaining controls, procedures and policies during the transition and integration,

•	entrance into marketplaces where we have no or limited prior experience and where competitors have stronger marketplace positions,

•	potential loss of key employees, particularly those of the acquired entity, and

•	that historical financial information may not be representative or indicative of our results as a combined company.

Our business and operations would suffer in the event of system failures, and our operations are vulnerable to interruption by natural disasters, terrorist activity, power loss and other events beyond our control, the occurrence of which could materially harm our business.

Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from computer viruses, unauthorized access as well as telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our R&D. If any disruption or security breach resulted in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and/or the further development of our new technology for RF filters could be delayed.

31

We are also vulnerable to accidents, electrical blackouts, labor strikes, terrorist activities, war and other natural disasters and other events beyond our control, and we have not undertaken a systematic analysis of the potential consequences to our business as a result of any such events and do not have an applicable recovery plan in place. We currently do not carry other business interruption insurance that would compensate us for actual losses from interruptions of our business that may occur, and any losses or damages incurred by us could cause our business to materially suffer.

Risks Related to Regulatory Requirements

Wireless communication industry is subject to ongoing regulatory obligations and review. Maintaining compliance with these requirements may result in significant additional expense to us, and any failure to maintain such compliance could cause our business to suffer.

Our business and products are subject to regulation by various federal and state governmental agencies, including the radio frequency emission regulatory activities of the FCC, the consumer protection laws of the Federal Trade Commission, the import/export regulatory activities of the Department of Commerce, the product safety regulatory activities of the Consumer Products Safety Commission, the environmental regulatory activities of the Environmental Protection Agency.

The rules and regulations of the FCC limit the RF used by and level of power emitting from electronic equipment. Our RF filters, as a key element enabling consumer electronic smartphone equipment, are required to comply with these FCC rules, and may require certification, verification or registration of our RF filters with the FCC. Certification and verification of new equipment requires testing to ensure the equipment’s compliance with the FCC’s rules. The equipment must be labeled according to the FCC’s rules to show compliance with these rules. Testing, processing of the FCC’s equipment certificate or FCC registration and labeling may increase development and production costs and could delay the implementation of our Bulk ONE acoustic wave resonator technology for our RF filters and the launch and commercial productions of our filters into the U.S. market. Electronic equipment permitted or authorized to be used by us through FCC certification or verification procedures must not cause harmful interference to licensed FCC users, and may be subject to RF interference from licensed FCC users. Selling, leasing or importing non-compliant equipment is considered a violation of FCC rules and federal law, and violators may be subject to an enforcement action by the FCC. Any failure to comply with the applicable rules and regulations of the FCC could have an adverse effect on our business, operating results and financial condition by increasing our compliance costs and/or limiting our sales in the United States.

The semiconductor and electronics industries also have been subject to increasing environmental regulations. A number of domestic and foreign jurisdictions seek to restrict the use of various substances, a number of which have been used in our products or processes. For example, the European Union Restriction of Hazardous Substances in Electrical and Electronic Equipment (RoHS) Directive now requires that certain substances be removed from all electronics components. Removing such substances requires the expenditure of additional research and development funds to seek alternative substances, as well as increased testing by third parties to ensure the quality of our products and compliance with the RoHS Directive. While we have implemented a compliance program to ensure our product offering meets these regulations, there may be instances where alternative substances will not be available or commercially feasible, or may only be available from a single source, or may be significantly more expensive than their restricted counterparts. Additionally, if we were found to be non-compliant with any such rule or regulation, we could be subject to fines, penalties and/or restrictions imposed by government agencies that could adversely affect our operating results.

32

Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. An adverse outcome in any such litigation could require us to pay contractual damages, compensatory damages, punitive damages, attorneys’ fees and costs. These enforcement actions could harm our business, financial condition and results of operations. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees.

There could be an adverse change or increase in the laws and/or regulations governing our business.

We and our operating subsidiary are subject to various laws and regulations in different jurisdictions, and the interpretation and enforcement of laws and regulations are subject to change. We also will be subject to different tax regulations in each of the jurisdictions where we will conduct our business or where our management or the management of our operating subsidiary is located. We expect that the scope and extent of regulation in these jurisdictions, as well as regulatory oversight and supervision, will generally continue to increase. There can be no assurance that future regulatory, judicial and legislative changes in any jurisdiction will not have a material adverse effect on us or hinder us in the operation of its business. In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations applicable to us.

These current or future laws and regulations may impair our research, development or production efforts or impact the research activities we pursue. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions, which could cause our financial condition to suffer.

Investment Risks

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our Common Stock offered hereby.  The Company is authorized to issue an aggregate of 300,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock.  We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock.  We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

33

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors will be authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it.  See “Preferred Stock” in the section of this Report titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There currently is no public market for our Common Stock and there can be no assurance that a public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

There is currently only a very limited public market for shares of our Common Stock, and an active trading market may never develop. Our Common Stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our Common Stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

34

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

35

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. Among other things, we are required to:

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board of Directors, particularly directors willing to serve on an audit committee which we expect to establish.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. Based upon the last evaluation conducted as of January 31, 2015, our management at the time concluded that our disclosure controls and procedures were effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. However, as a result of the Merger, we are under new management, and our new management has not yet conducted a new formal evaluation of our internal control over financial reporting and has not been able to make its own assessment on whether the internal controls as of 2014 or 2015 were effective. In addition, we continue at the present time not to have an audit committee.

While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our Common Stock.

36

In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and (if required in future) our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 may require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404. We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including to achieve compliance with Section 404 by the date on which we are required to so comply.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Akoustis, Inc., the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

37

The following discussion highlights the results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the audited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for the fiscal year ended March 31, 2015, contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Overview

Akoustis is an early-stage company that designs and manufactures innovative filters enabling the radio frequency (RF) front-end of Mobile Wireless devices, such as smartphones. Located between the device’s antenna and its digital backend, the RF front-end is the circuitry that performs the analog signal processing and contains components such as amplifiers, filters and switches. To construct the resonators that are the building blocks for the RF filter, we have developed a fundamentally new single-crystal acoustic materials and device technology that we refer to as Bulk ONE™. Filters are critical in selecting and rejecting signals, and their performance enables differentiation in the modules defining the RF front-end.

We believe owning the core resonator technology and manufacturing our designs is the most direct and effective means of delivering our solutions to the market. Furthermore, our technology is based upon bulk-mode resonance, which is superior to surface-mode resonance for high band applications and emerging 4G/LTE frequency band licenses. While our target customers make all or a portion of the RF front-end module, several customers lack access to critical high band technology to compete in high band applications and other traditional surface-mode solutions where higher power performance is required. We intend to design and manufacture our RF filter products to multiple customers and enable broader competition among the front-end module manufacturers. We plan to operate as a “pure-play” RF filter supplier and align with the front-end module manufacturers who seek to acquire high performance filters to grow their module business.

We have built prototype resonators using our proprietary single crystal materials. We are currently transferring and optimizing our Bulk ONE technology to our wafer-manufacturing partner under a joint development agreement (JDA) and a manufacturing agreement. We leverage both federal and state level, non-dilutive R&D grants to support development and commercialization of our technology. We are developing resonators for 4G/LTE bands and the associated proprietary models and design kits required to design our RF filters. Once we have stabilized the wafer process technology, we plan to engage with strategic customers to evaluate first our resonators and then our filter prototypes. Our initial designs will target high band 4G/LTE frequency bands. Since Akoustis owns its core technology and controls access to its IP, we can offer several ways to engage with potential customers. First, we can engage with customers using filter that we design and offer as a standard catalog component to multiple customers. Second, we can start with a customer-supplied filter specification, which we design and fabricate for a specific customer. Finally, we can offer our models and design kits for our customers to design their own filter into our proprietary technology.

38

Akoustis, Inc. was founded on May 12, 2014. In June 2014, our founders and angel investors contributed $530,000 in a series-seed equity financing. In June 2014, the company applied for its first small business innovative research (SBIR) R&D grant with National Science Foundation (NSF). Beginning in July, the company filed its first US patent applications on its Bulk ONE technology. We were awarded our first SBIR grant with NSF in December 2014. In early 2015, Akoustis received an additional grant from the North Carolina Department of Commerce and the N.C. Board of Science, Technology & Innovation (N.C. BST&I). We have applied for a second NSF R&D grant in April and expect to apply for additional R&D grants that support technology innovation in line with our business plan. Our partnership with NSF has strengthened since the start of our engagement and their support has accelerated our technology commercialization as well as funded technical jobs. We have additional opportunities for new grants and matching funds from our current small business program partnership with NSF, which total a potential additional $1,250,000. We plan to apply for an NSF phase II program under our current program award, which contains a maximum grant value of $750,000 in additional funding, to start in early 2016. Further, if this award is received, then we believe our current equity financing activities qualify us for an additional $500,000 in matching funds to commercialize our technology. There can be no assurance, however, that these grants will be received.

Of the $530,000 raised in June 2014, our CEO was the largest investor at $175,000. Furthermore, a firm owned by our CEO (Raytech, LLC) loaned our company $30,000 to assist in purchase of test and measurement equipment required to evaluate the performance of our technology demonstrators. The loan agreement was a 12-month simple interest note. The loan agreement was repaid in full in March 2015.

In March 2015, Akoustis, Inc. issued convertible notes in exchange for investments of $655,000 by the founders and original angel investors. Of this, $200,000 was invested by our CEO. Also in March 2015 we executed a stock purchase agreement for $35,000 with an investor to offset legal and audit expenses related to the Merger and private placement offering. In April 2015, one of the convertible noteholders converted $10,000 of his convertible note into shares of Akoustis, Inc., common stock in order to enable us to qualify for additional matching funds from NSF. As a result, the net note investment remaining was $645,000, which, in accordance with the terms of the convertible notes, converted into Common Stock of the Company on the same terms as the other investors in the Company’s private placement offering referred to below, at a conversion price of $1.50 per share.

On May 22, 2015, concurrently with the closing of the Merger, and as a condition to the Merger, we closed on a private placement offering in which we sold 3,531,104 shares of our Common Stock, at a purchase price of $1.50 per share, for aggregate gross proceeds (before placement agent fees and offering expenses) of $5,296,656. See “The Merger and Related Transactions—The Offering” above for additional information.

We have earned no revenue since inception, and our operations have been funded with the initial capital contributions, grants and debt. We have incurred losses totaling $0.44 million from inception through March 31, 2015. These losses are primarily the result of research and development costs associated with commercializing our technology, combined with start-up and financing costs. We expect to continue to incur substantial costs for commercialization of our technology on a continuous basis because our business model involves materials and solid state device technology development as well as engineering of catalog and custom filter designs.

Our financial statements contemplate the continuation of our business as a going concern. We are subject to the risks and uncertainties associated with a new business. We have no established source of capital, do not yet have the ability to earn revenue and have incurred significant losses from operations since inception. These matters raise substantial doubt about our ability to continue as a going concern. Our auditors also have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern in their report on our audited financial statements for the year ended March 31, 2015. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

39

Plan of Operation

We plan to commercialize our technology by designing and manufacturing single band and multi-band solutions that address problems (such as loss, bandwidth, power handling and isolation) created by the growing number of frequency bands in the RF front-end of mobile devices to support 4G/LTE. First, we plan to develop a series of single-band low-loss BAW filter designs for 4G/LTE frequency bands, which are dominated by higher loss BAW solutions and cannot be addressed with low band, lower power handling SAW technology. Second, we plan to develop a series of filter solutions that can cover multiple frequency bands. In order to succeed, we must convince RF front-end module manufactures to use our Bulk ONE technology in their modules. However, since there are only two dominant suppliers in the industry that have high band technology, and both utilize such technology as a competitive advantage at the module level, we expect customers that lack access to high band filter technology will be open to engage with our pure-play filter company.

Our primary activity in the near term will be to continue to work on building our supply chain to produce our Bulk ONE™ technology wafers at our wafer manufacturing partner. We expect to complete technology transfer by the end of June 2016. There is no assurance that we can complete our technology transfer or the subsequent design effort, or that our designs will have acceptable performance with our target customers. In addition, our filter designs will compete with other BAW and SAW products and solutions available to the industry and may not be selected even if fully compliant with all specifications.

Once we complete our technology transfer and customer validation of our technology, we expect to begin production qualification of our Bulk ONE process technology to support a product family of 4G/LTE filter solutions. Once the company has stabilized its process technology in a manufacturing environment, then we will begin product development of our high band filter products in the frequency range from 1.5GHz to 4.0GHz. The target frequency bands will be prioritized based upon customer priority. We expect this will require recruiting and hiring additional personnel. While we have started discussions with several prospective customers for the design, such discussions are ongoing and may not result in any agreements. We expect to proceed with our plan to develop a family of standard catalog filter designs regardless of the outcome of these discussions.

We plan to pursue filter design and R&D development agreements and potentially joint ventures with target customers and other strategic partners. These types of arrangements may subsidize technology development costs and qualification, filter design costs, as well as offer complementary technology and market intelligence and other avenues to revenue. However, we intend to retain ownership of our core technology, IP, designs and related improvements. We expect to pursue development of catalog designs for multiple customers, and offer such catalog products in multiple sales channels.

We expect to use the approximately $4.53 million of net proceeds received from the May 2015 private placement offering for product development to commercialize our technology, research and development, the development of our patent strategy and expansion of our patent portfolio, as well as for working capital and other general corporate purposes. These funds are expected to be sufficient to fund our activities for at least the next twelve months. This runway estimate excludes the impact of R&D grants from the US government. Our anticipated costs include employee salaries and benefits, compensation paid to consultants, capital costs for research and other equipment, costs associated with development activities including travel and administration, legal expenses, sales and marketing costs, general and administrative expenses, and other costs associated with an early stage, publicly-traded technology company. We anticipate increasing the number of employees to approximately 20 to 25 employees; however, this is highly dependent on the nature of our development efforts and our success in commercialization. We anticipate adding employees for research and development, as well as general and administrative functions, to support our efforts. We expect to incur consulting expenses related to technology development and other efforts as well as legal and related expenses to protect our intellectual property. We expect capital expenditures to be approximately $500,000 for the purchase of equipment and software during the year following this offering.

40

The amounts that we actually spend for any specific purpose may vary significantly and will depend on a number of factors including, but not limited to, the pace of progress of our commercialization and development efforts, actual needs with respect to product testing, development and research, market conditions, and changes in or revisions to our marketing strategies. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses; however, we do not have plans for any acquisitions at this time. We have significant discretion in the use of the net proceeds.

Commercial development of new technology is, by its nature, unpredictable. Although we will undertake development efforts with commercially reasonable diligence, there can be no assurance that the net proceeds from this offering will be sufficient to enable us to commercialize our technology to the extent needed to create future sales to sustain operations as contemplated herein. If the net proceeds from this offering are insufficient for this purpose, we will consider other options to continue our path to commercialization, including, but not limited to, additional financing through follow-on stock offerings, debt financing, co-development agreements, curtailment of operations, suspension of operations, sale or licensing of developed intellectual or other property, or other alternatives.

If we are unable to raise the net proceeds that we believe are needed to develop our technology and enable future sales, we may be required to scale back our development plans by reducing expenditures for employees, consultants, business development and marketing efforts, and other envisioned expenditures. This could reduce our ability to commercialize our technology or require us to seek further funding earlier, or on less favorable terms, than if we had raised the full amount of the proposed offering.

We cannot assure you that our technology will be accepted, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. See Note 3 to our financial statements for a more complete description of our significant accounting policies.

41

Intangible assets

Intangible assets consist of patents and trademarks. Estimates of future cash flows and timing of events for evaluating long–lived assets for impairment are based upon management’s judgment. If any of the Company’s intangible or long–lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Applicable long–lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment. Patents are amortized on the straight-line method over their useful lives of 15 years.

Preferred Stock

Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity.  Accordingly, as of March 31, 2015, since the Company's preferred shares do not feature any redemption feature within the holders' control or conditional redemption features not within the Company's control, all issuances of preferred stock are presented as a component of stockholders’ equity.

Convertible Instruments

US GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable GAAP.

For instruments in which the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued expenses, and convertible notes payable approximate fair value due to the short-term nature of these instruments.

42

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair value measurements are categorized using a valuation hierarchy for disclosure of the inputs used to measure fair value, which prioritize the inputs into three broad levels:

•	Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2 - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date, and include those financial instruments that are valued using models or other valuation methodologies.

•	Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation". Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

43

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Results of Operations

We have a limited financial history. Our statement of operations covers the period from May 12, 2014 (inception) through March 31, 2015; there is no prior period for comparison.

Period From May 12, 2014 (Inception) through to March 31, 2015
Revenue	$—

Operating Expenses:
Research and development	241,933
General and administrative expenses	341,916
Total operating expenses	583,849

Operating loss	(583,849)

Other income:
Grant income	137,500

Total other income	137,500

Net loss	$(446,349)

Research and Development.    Research and development expenses consist of the direct engineering and other costs associated with the development and commercialization of our technology, including the development of filter designs under development agreements. These consist primarily of the cost of employees and consultants, and to a lesser extent costs for supplies. We also include the costs for our intellectual property development program under research and development. This program focuses on patent strategy and invention extraction. Research and development expenses totaled $241,933 for the period from May 12, 2014 through March 31, 2015.

44

Our research and development efforts are focused currently on the transfer and development of single crystal bulk-mode acoustic wave resonators and RF filters under our existing development agreement with our foundry partner. We signed our agreement in early February 2015 and began technology transfer in March 2015. We expect expenditures on this R&D project to continue increasing in 2015 as we hire additional technical staff to support our efforts.

We also expect to begin development of our first Bulk ONE RF filter design in the second half of 2015 and will begin hiring additional personnel to work on it. We have started discussions with several prospective customers for the design. These discussions are ongoing and may not result in any agreements. We expect to proceed with our plan to design and develop RF filters regardless of the outcome of these discussions. We may not succeed in the development of a commercially viable RF filters or secure any customers for such designs.

We plan to actively pursue other development agreements with potential customers and strategic partners. Research and development costs would further increase if and when we secure additional development agreements.

General and Administrative Expenses.   General and administrative expenses include salaries, taxes and employee benefits for executives and administrative staff. They also include expenses for corporate overhead such as rent for our facilities, travel expenses, telecommunications, investor relations, insurance, professional fees and business consulting fees. General and administrative expenses totaled $341,916 for the period from May 12, 2014 through March 31, 2015.

We anticipate that our general and administrative expenses will increase in the future as we continue to build our infrastructure to support our growth. Additionally, we anticipate increased expenses related to the legal, audit, regulatory and investor relations services associated with maintaining compliance with Securities and Exchange Commission requirements, director and officer insurance premiums and other costs associated with operating as a public company.

Liquidity and Capital Resources

We have earned no revenue from operations since inception, and our operations have been funded with initial capital contributions and debt.

We had current assets of $739,975 and current liabilities of $713,439 at March 31, 2015, resulting in working capital of $26,536. However, this included $655,000 of convertible notes that will convert into common stock effective upon the occurrence of specific triggering events.

Operating activities used cash of $433,065 for the period from May 12, 2014 to March 31, 2015. The net loss of $446,349 comprises the majority of the cash used in operations.

Investing activities used cash of $99,197 for the period from May 12, 2014 to March 31, 2015. Investing activities consisted of $71,187 paid for machinery and equipment and $28,010 paid for intangibles, which include patent applications and trademarks.

Financing activities provided cash of $1,220,001 for the period from May 12, 2014 to March 31, 2015. Financing activities included receipt of $35,001 from the issuance of common stock, $530,000 from the issuance of preferred stock, $655,000 from the issuance of convertible notes, $30,000 from a promissory note which was paid off during the period.

45

As discussed above, on May 22, 2015, concurrently with the closing of the Merger, we closed on a private placement offering in which we sold 3,531,104 shares of our Common Stock, at a purchase price of $1.50 per share, for aggregate gross proceeds (before placement agent fees and offering expenses) of $5,296,656. See “The Merger and Related Transactions—The Offering” above for additional information.

Off-Balance Sheet Transactions

The Company did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2015.

Trends, Events and Uncertainties

Research and development of new technologies is, by its nature, unpredictable. Although we will undertake development efforts with commercially reasonable diligence, there can be no assurance that the net proceeds from this offering will be sufficient to enable us to develop our technology to the extent needed to create future sales to sustain operations as contemplated herein. If the net proceeds from the recently completed offering are insufficient for this purpose, we will consider other options to continue our path to commercialization, including, but not limited to, additional financing through follow-on stock offerings, debt financing, co-development agreements, curtailment of operations, suspension of operations, sale or licensing of developed intellectual or other property, or other alternatives. There can be no assurance that additional financing will be available when or in the amounts required, on terms acceptable to us or at all.

We cannot assure you that our technology will be adopted, that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Pre-Merger

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 22, 2015, prior to the Merger and the Offering, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

46

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Common Stock	Ivan Krikun Transportnaya Street, 58-7, Nizhneudinsk, Russia 665106	9,854,019	76.7%

Common Stock	Mark Tompkins App 1, Via Guidino 23 Lugano 6900, Switzerland	1,841,606	14.3%

(1)	Applicable percentage ownership is based on 12,854,024 shares of Common Stock outstanding as of May 22, 2015.

Post-Merger

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 28, 2015 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

47

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Percent of class (3)

Common Stock	Jeffrey B. Shealy, Chairman and Chief Executive Officer, Director	3,310,004	27.3%
Common Stock	David M. Aichele, Vice President of Business Development	—	*
Common Stock	Mark Boomgarden, Vice President of Operations	179,041	1.5%
Common Stock	Cindy C. Payne, Chief Financial Officer	—	*
Common Stock	Steven P. Denbaars, Director (4)	243,858	2.01%
Common Stock	Arthur E. Geiss, Director (4)	24,307
Common Stock	Jeffrey K. McMahon, Director (4)	474,888	3.9%
Common Stock	Jerry D. Neal, Director (4)	—	*
Common Stock	All directors and executive officers as a group (8 persons)	4,232,098	34.9%
Common Stock	Mark Tompkins App 1, Via Guidino 23 Lugano 6900, Switzerland	1,976,606	16.3%

Common Stock	Park City Capital Offshore Master, Ltd.(5) 200 Crescent Court Dallas, TX 75201	666,667	5.5%

*	Less than 1%

(1)	Unless otherwise indicated in the table, the address for each person named in the table is c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite H, Huntersville, NC 28078.

(2)	Unless otherwise indicated in the table, the shares are held directly by the beneficial owner.

(3)	Applicable percentage ownership is based on 12,131,115 shares of Common Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of Common Stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4)	Does not include 40,000 shares of Common Stock issuable upon exercise of an option that vests in equal annual installments over four years commencing May 22, 2016, and exercisable until May 22, 2025.

(5)	Park City Capital LLC, is the investment adviser of Park City Capital Offshore Master, Ltd., and Michael J. Fox, is the managing member of Park City Capital LLC. As such, Park City Capital LLC and Michael J. Fox may be deemed to beneficially own the shares held by Park City Capital Offshore Master, Ltd.

48

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Merger:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Jeffrey B. Shealy	46	Chairman and Chief Executive Officer; Director	May 22, 2015
David M. Aichele	49	Vice President of Business Development	May 22, 2015
Mark Boomgarden	48	Vice President of Operations	May 22, 2015
Cindy C. Payne	55	Chief Financial Officer	May 22, 2015
Steven P. Denbaars	52	Director	May 22, 2015
Arthur E. Geiss	62	Director	May 22, 2015
Jeffrey K. McMahon	44	Director	May 22, 2015
Jerry D. Neal	70	Director	May 22, 2015

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Jeffrey B. Shealy is our Chairman and CEO. He has over 20 years’ experience in RF/Wireless focused on building businesses around solid-state materials and electron device innovation. He spent 13 years at RF Micro Devices, Inc. (now Qorvo) as Vice-President and General Manager. Mr. Shealy is a Howard Hughes Doctoral Fellow and spent 7 years with Hughes Electronics at Hughes Research Labs (now HRL Labs) and Hughes Network Systems (now Hughes). He founded two previous high-tech start-up ventures including RF Nitro (acquired by RFMD in 2001) and Avogy, Inc (a Khosla Ventures company). Mr. Shealy holds an MBA degree from Wake Forest University, Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California at Santa Barbara (UCSB), and a Bachelors of Science degree in Electrical and Computer Engineering from NC State University.

David M. Aichele is Vice President of Business Development responsible for leading the sales and marketing efforts of the company. Dave joined the company in May 2015, bringing over 20 years of international sales, business development, and marketing experience with him. Prior to Akoustis, Dave was EVP Sales & Marketing for T1Visions, a high tech software start-up company achieving 2014 INC 500 fasting growing private companies in US. Dave held Director positions at RFMD (previously Qorvo), where he was responsible for the business development and launch of new RF semiconductor products targeting the cellular market, and senior management positions at Tessera and TE Connectivity, where he led business development and sales teams. Dave holds a BSEE from Ohio University and an MBA from the Leeds School of Business at the University of Colorado.

49

Mark D. Boomgarden is Vice President of Operations and has over 20-years of experience in high-technology companies, to include high-volume manufacturing of wafer-based products, licensing and technology transfer, research and development, mergers and acquisitions, and new-company formation. He has held key leadership roles in operations, engineering and business development, to include both domestic and international companies. Prior to Akoustis, Mark served as Vice President and General Manager at DigitalOptics Corporation, a wholly owned subsidiary of Tessera Technologies, Inc. (Nasdaq: TSRA). He joined DigitalOptics from Tessera North America, where he served as General Manager of their wafer-level optics division and as Vice President of their wafer-based camera business for mobile-phones. Prior to Tessera, Mark worked in various operations and engineering leadership positions with Digital Optics (private company) and Alcatel. Mark holds a BSEE from the University of North Carolina at Charlotte (UNCC). He is a past Chairman of the Electrical and Computer Engineering (ECE) Advisory Board at UNCC, a founding Board Member of the Energy Production and Infrastructure Center (EPIC), and a current board member of Koyr and CLT Joules. Mark is a veteran of the United States Navy Submarine Force, US Atlantic Fleet.

Steven P. Denbaars is a Professor of Materials and Co-Director of the Solid-State Lighting Center at UC Santa Barbara. Professor Denbaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. Prof. Denbaars has been in the LED business for over 25 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in over 2 LED startups.  Specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid state lighting. This research has lead to over 759 scientific publications and over 168 U.S. patents on electronic materials and devices. He has been awarded a NSF Young Investigator award, Young Scientist Award of the ISCS, is an IEEE Fellow, IEEE Aron Kressel Award,Visiting Professor at Nanyang Technological University(NTU), Singapore,  and the Institute for Advanced Studies (IAS) HKUST. He was recently elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014).

Arthur E. Geiss is currently the manager of AEG Consulting, LLC. AEG Consulting offers guidance concerning manufacturing, operations, and process development to technology companies. Prior to establishing AEG Consulting, Mr. Geiss served as VP Wafer Fab Operations at RFMD (now Qorvo, Inc.). He was responsible for the start-up and operations of Gallium Arsenide epitaxial-growth and wafer-fabrication. Previous to RFMD, Mr. Geiss held management positions with Alpha Industries, Inc. (purchased by Skyworks Solutions, Inc.) and before that at ITT Gallium Arsenide Technology Center (purchased by Cobham plc). At both companies he was responsible for process and device development and wafer fabrication operations. Prior to these, Mr. Geiss held a research position at the Xerox Palo Alto Research Center (now PARC, Inc.). At PARC he investigated the structure of vitreous materials and amorphous thin-films using Raman spectroscopy. Mr. Geiss has served as a Member of the Executive Committee of the IEEE GaAs IC Symposium (now CSICS) and as a Member of the Executive Committee of the GaAs Manufacturing Technology Conference (now CS Mantech). He has numerous patents and publications on electronic devices, processing, and manufacturing. Mr. Geiss earned a B.S. degree at Lafayette College and M.S. and Ph.D. degrees at Brown University, all in physics.

50

Jeffrey K. McMahon is a Managing Director with North Highland, a global management consulting firm, and is currently the Market Lead for North Highland’s largest market.  He has an extensive background in business and information technology consulting in the financial services, energy, and telecommunications industries. He has 20 years of experience helping Fortune 100 companies drive revenue, optimize processes, improve customer experience and manage risk. His areas of expertise include marketing, strategy articulation and realization, strategic execution, business process management and merger integration. Prior to joining North Highland, Mr. McMahon was a Manager in Accenture's process practice area.  Mr. McMahon received a Bachelor of Science degree in Civil Engineering from North Carolina State University.

Jerry D. Neal founded RF Micro Devices Inc. (now, Qorvo, Inc.) in 1991 and served as its Executive Vice President of Marketing and Strategic Development from January 2002 to May 31, 2012. Dr. Neal served as a Vice President of Marketing of RF Micro Devices Inc., from May 1991 to January 2000 and its Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. Prior to joining RF Micro Devices Inc., he was employed for 10 years with Analog Devices, Inc., including Marketing Engineer, Marketing Manager and Business Development Manager. Dr. Neal also founded Moisture Control Systems for the production of his patented electronic sensor for measurement of soil moisture for research, which was later sold to Hancor, Inc. He has been a Director of Jazz Semiconductor, Inc. since November 2002. Dr. Neal served as a Director of RF Micro Devices Inc. from February 1992 to July 1993. He also held various positions in Hewlett-Packard. Dr. Neal received his Associate's Degree in Electrical Engineering from Gaston Technical Institute and North Carolina State University and his doctor of business management degree from Southern Wesleyan University.

Cindy C. Payne joined us in 2015 as CFO and Treasurer, bringing over 20 years of experience in financial management. Ms. Payne most recently served as the CFO for Amerock LLC, a private equity owned hardware distributor in Mooresville, NC. Prior to joining Amerock, Ms. Payne held the position of CFO for Tolt Service Group, a private equity owned technology services provider, from 2010 until the company’s sale in 2014. Her experience prior to Tolt included the role of Director of Financial Planning and Analysis in the Soft Trim Division of International Automotive Components, a Tier I supplier to the automotive industry and the role of Controller of NewBold Corporation. NewBold Corporation, located in the Roanoke, Virginia area, offers both manufactured products and technology services to retail and healthcare markets. Ms. Payne graduated Magna Cum Laude from Western Carolina University with a Bachelor of Science in Business Administration and is a Certified Public Accountant, licensed in the state of Virginia.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Nevertheless, we believe that Messrs. Geiss, McMahon and Neal are independent directors under the applicable standards of the SEC and The Nasdaq Stock Market, although our Board has not made a determination to that effect. (Our stock is not listed on The Nasdaq Stock Market or any securities exchange.)

Family Relationships

There are no family relationships among our Directors or executive officers.

51

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Compensation Committee Interlocks and Insider Participation

We have no separate compensation committee at this time. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as director of the Company during 2014.

Code of Ethics

The Company currently has not adopted a written code of ethics.

52

EXECUTIVE COMPENSATION

Summary Compensation Table

Name & Principal Position	Fiscal Year ended July 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Ivan Krikun,
CEO (1)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-

	Fiscal Year ended March 31,
Jeff Shealy,
CEO (2)	2015	$130,602	-	-	-	-	-	$12,006	$142,608
	2014	$0	-	-	-	-	-	$0	$0
Mark Boomgarden,
VP of Operations
(2),(3)	2015	$0	-	-	-	-	-	$14,384	$14,384
	2014	$0	-	-	-	-	-	$0	$0

(1)	On May 22, 2015, Ivan Krikun resigned as our CEO and director.
(2)	Reflects compensation received from Akoustis, Inc.
(3)	Mr. Boomgarden performed services for Akoustis, Inc., under an independent contractor agreement.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. However, we intend to establish a 401(k) retirement savings plan, with an employer matching contribution, for all employees beginning June 1, 2015.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2015 Plan. See “Market Price of and Dividends on Common Equity and Related Stockholder Matters—Securities Authorized for Issuance under Equity Compensation Plans” below for a description of the 2015 Plan. See “Description of Securities—Options” for information about stock options granted after the closing of the Merger.

The following table provides information about equity awards granted to officers of Akoustis, Inc., who are our Named Executive Officers that were outstanding as of the end of Akoustis, Inc.’s last fiscal year ended March 31, 2015.

53

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options Exercise Price ($)	Options Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeff Shealy, CEO (1)	-	-	-	-	-	-	-	-	-
Mark Boomgarden, VP of Operations (2)	-	-	-	-	-	162,041	$10,450	-	-

(1)	Mr. Shealy has no outstanding option or stock awards.
(2)	Reflects stock options and stock awards granted by Akoustis, Inc. and share value as of March 31, 2015.

Options were granted under our 2015 Plan following the Merger to each of our four non-employee directors to purchase 40,000 shares of our Common Stock, with an exercise price of $1.50 per share, vesting in equal annual installments over four years and exercisable until May 22, 2025.

Employment Agreements

We do not currently have employment agreements with any of our executive officers, but we expect to enter into an employment agreement with each of them in the future.

Restricted Stock Agreements

Akoustis, Inc., entered into, and upon the Merger the Company assumed, restricted stock purchase agreements with each of Steve Denbaars, Mark Boomgarden and Arthur Geiss pursuant to which Akoustis, Inc., issued to each of those individual a number of shares of Akoustis, Inc., common stock, which in the Merger were exchanged for shares of our Common Stock as shown below. The Company has the right to repurchase some or all of such shares upon termination of the individual’s service with the Company, whether voluntary or involuntary, for 60 months from the date of termination. All of such shares are subject to the repurchase option until June 16, 2015; 25% of the shares will be released from the repurchase option on June 16, 2015, and an additional 1/48th of the shares shall be released from the repurchase option on the last day of each month thereafter, until all shares are released from the repurchase option; provided, that such scheduled releases from the repurchase option will immediately cease as of the termination of service. The numbers of shares subject to these repurchase agreements are:

Steve Denbaars	64,816

Mark Boomgarden	162,041

Arthur Geiss	24,306

54

Director Compensation

We believe that our director compensation policy aligns the interest of our non-employee directors with that of our shareholders by compensating each such director with stock option grants. Each director upon commencement of his or her service receives an option to purchase 40,000 shares of Common Stock, which vests over four years in equal annual installments, subject to continuation of service as a director. Our policy also is to reimburse these directors for reasonable out-of-pocket expenses related to their role on our board.

The table below summarizes all compensation received by each of the Company’s and Akoustis, Inc.’s non-employee directors for services as a director performed during Akoustis, Inc.’s fiscal year ended March 31, 2015.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ivan Krikun	-	-	-	-	-	-	-
Lora Shealy(1)

(1)	Mr. Krikun resigned as a director of the Company on May 22, 2015.

(2)	As director of Akoustis, Inc. On May22, 2015, Lora Shealy resigned as a director of Akoustis, Inc. Ms. Shealy received no compensation for services as director of Akoustis, Inc, but received other compensation for services rendered to Akoustis, Inc., totaling $13,885.

Options to purchase 40,000 shares of our Common Stock were granted under our 2015 Plan following the Merger to each of our four non-employee directors, with an exercise price of $1.50 per share, vesting in equal annual installments over four years and exercisable until May 22, 2025.

See “—Restricted Stock Agreements” above for information about the restricted stock purchase agreements between the Company and each of Steve Denbaars and Arthur Geiss.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Merger and Related Transactions—Merger Agreement,” “—Split-Off,” “—the Offering,” “—Registration Rights,” “—2015 Equity Incentive Plan,” “—Lock-up Agreements and Other Restrictions” and “Executive Compensation” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

55

Of the $530,000 raised by Akoustis, Inc., in June 2014, our CEO, Jeffrey Shealy, was the largest investor at $175,000. Mr. Shealy also purchased $200,000 principal amount of Akoustis, Inc., convertible notes in March 2015. In addition, Mr. Shealy participated in the Offering, purchasing 134,000 shares of Common Stock for an aggregate purchase price of $201,000 (of which $200,000 was paid by conversion of the convertible note).

Furthermore, a firm owned by our CEO (Raytech, LLC) loaned Akoustis, Inc., $30,000 to assist in purchase of test and measurement equipment required to evaluate the performance of our technology demonstrators. The loan was a 12-month simple interest note and was repaid in full in March 2015.

Steven P. Denbaars, Akoustis, Inc.’s Director since May 12, 2014, and our Director since May 22, 2015, participated in the $530,000 equity financing of Akoustis, Inc., in June 2014 by investing $50,000. Prof. Denbaars participated in the Offering, purchasing 17,000 shares of Common Stock for an aggregate purchase price of $25,500.

Mark Boomgarden, our Vice President of Operations, participated in the Offering, purchasing 17,000 shares of Common Stock for an aggregate purchase price of $25,500.

Jeffrey K. McMahon, our Director since May 22, 2015, participated in the $530,000 equity financing of Akoustis, Inc., in June 2014 by investing $100,000. Mr. McMahon also purchased $225,000 principal amount of Akoustis, Inc., convertible notes in March 2015. Mr. McMahon, at Akoustis, Inc.’s request and to qualify Akoustis, Inc. for an NSF matching award in April 2015, purchased 21 shares of Akoustis, Inc.’s common stock pre Merger (6,806 shares of our Common Stock post Merger) for an aggregate purchase price of $10,000 paid by partial conversion of the convertible note. In addition, Mr. McMahon participated in the Offering, purchasing 144,000 shares of Common Stock for an aggregate purchase price of $216,000 (of which $215,000 was paid by conversion of the convertible note).

James R. Shealy, brother of our CEO Jeffrey B. Shealy, participated in the $530,000 equity financing of Akoustis, Inc., in June 2014 by investing $80,000. Prof. Shealy also purchased $130,000 principal amount of Akoustis, Inc., convertible notes in March 2015. Prof. Shealy participated in the Offering, purchasing 90,000 shares of Common Stock for an aggregate purchase price of $135,000 (of which $130,000 was paid by conversion of the convertible note).

Michael J. Shealy, brother of our CEO Jeffrey B. Shealy, participated in the Offering, purchasing 100,000 shares of Common Stock for an aggregate purchase price of $150,000.

Mark Tompkins, who beneficially owns approximately 16.3% of the Company’s common stock as of the date of this report, participated in the Offering, purchasing 135,000 shares of Common Stock for an aggregate purchase price of $202,500. Mr. Tompkins is also a party to the Registration Rights Agreement with respect to all of his shares. See “The Merger and Related Transactions—Registration Rights” above.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “AKTS,” which changed from “DNLX” on May 1, 2015.

However, although our Common stock began to trade on May 28, 2015, there has been very limited trading to date, and an active trading market may never develop.

As of the date of this Report, we have 12,131,115 shares of Common Stock outstanding held by 74 stockholders of record.

56

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of the end of fiscal year 2014.

On May 22, 2015, our Board of Directors adopted, and on the same date our stockholders approved, the 2015 Plan, which reserves a total of 1,200,000 shares of our Common Stock for issuance under the 2015 Plan. We agreed not to grant awards under the 2015 Plan for more than 600,000 shares of our Common Stock during the first year following the closing of the Merger. If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2015 Plan.

In addition, the number of shares of our Common Stock subject to the 2015 Plan, any number of shares subject to any numerical limit in the 2015 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding our Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2015 Plan. Subject to the terms of the 2015 Plan, the compensation committee or the Board has complete authority and discretion to determine the terms of awards under the 2015 Plan.

Grants

The 2015 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2015 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our Common Stock on the date of grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

57

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	The 2015 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the EIP without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2015 Plan would terminate ten years after it is adopted.

This summary description of the 2015 Plan is qualified in its entirety by reference to the form of the 2015 Plan filed as an exhibit to this Current Report.

As of the date hereof, options to purchase 160,000 shares of our Common Stock have been issued under the 2015 Plan. See “Description of Securities—Options” below.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the date of this Report, we had 12,131,115 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

58

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Warrants

As of the date hereof, the Placement Agent Warrants entitle their holders to purchase 313,510 shares of Common Stock, with a term of five years and an exercise price of $1.50 per share, and have a “cashless” net exercise option.

All of the outstanding warrants contain “weighted average” anti-dilution protection in the event that we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price lower than the subject warrant’s exercise price, subject to certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.

See Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—Registration Rights” for a description of the registration rights granted to (among others) the holders of the Placement Agent Warrants, which description is incorporated herein by reference.

This summary description of the Placement Agent Warrants is qualified in its entirety by reference to the form of such warrants filed as an exhibit to this Current Report.

59

Options

Options to purchase 40,000 shares of our Common Stock were granted under our 2015 Plan following the Merger to each of our four non-employee directors, with an exercise price of $1.50 per share, vesting in equal annual installments over four years and exercisable until May 22, 2025.

Other Convertible Securities

As of the date hereof, other than the securities described above, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our Common Stock is Globex Transfer, LLC. The transfer agent’s address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725 and its telephone number is 813-344-4490.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every (i) present or former director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

60

Other than in the limited situation described above, our By-Laws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

In addition to our By-Laws and our Articles of Incorporation, we have entered into an Indemnification Agreement with each of our directors pursuant to which we will be obligated to maintain liability insurance in favor of the directors serving the Company and its subsidiaries and affiliates. We will also be required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into the contemplated agreements will help attract and retain highly competent and qualified persons to serve the Company. The form of Indemnification Agreement is filed as an exhibit to this Current Report.

Other than discussed above, none of our By-Laws, our Articles of Incorporation or any indemnification agreement with any director of the Company includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

All share and per share stock numbers in this section relating to the Common Stock of the Company (Akoustis Technologies, Inc.) are after giving effect to the 1.094891-for-one forward split of our Common Stock on April 23, 2015. Share and per share stock numbers relating to stock of Akoustis, Inc., issued prior to the Merger on May 22, 2015, have not been adjusted to reflect the Merger, in which each share of Akoustis, Inc., stock outstanding at the time of the Merger was automatically converted into 324.082 shares of our Common Stock.

On July 25, 2013, we issued 9,854,019 shares of our Common Stock, to Ivan Krikun, our initial sole officer and director, for $9,000.00. The sale of these shares was exempt from registrations pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

The Offering

The information regarding the Offering and the Placement Agent Warrants set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” and “Description of Securities” is incorporated herein by reference.

61

Shares Issued in Connection with the Merger

On May 22, 2015, pursuant to the terms of the Merger Agreement, all of the shares of stock of Akoustis, Inc., were exchanged for 5,500,006 restricted shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Akoustis, Inc.

Common Stock.

On May 12, 2014, Akoustis, Inc., issued 8,050 shares of its common stock to its founders, Jeffrey Shealy, and Lora Shealy, for $1 and an in-kind assignment of certain assets to Akoustis, Inc.

Between June 2014 and May 15, 2015, Akoustis, Inc. issued 1,925 shares of its common stock to several independent contractors, including Steven Denbaars, Mark Boomgarden and Arthur Geiss, pursuant to restricted stock purchase agreements under Akoustis, Inc.’s 2014 Stock Plan in consideration of business and consulting services. See Item 2.01, “Executive Compensation—Restricted Stock Agreements,” above for information about the restricted stock purchase agreements, which description is incorporated herein by reference.

In March 2015, Akoustis, Inc., sold to an accredited investor 1,675 shares of its common stock at a price of $35,000.

In April 2015, Akoustis, Inc., sold to an accredited investor 21 shares of its common stock at a price of $10,000, paid by partial conversion of a convertible note.

Series Seed Preferred Stock. On June 16, 2014, Akoustis, Inc. sold 5,300 shares of its Series Seed Preferred Stock, at a purchase price of $100 per share, to its directors and private investors, each of whom qualified as an accredited investor pursuant to Regulation D under the Securities Act. The aggregate proceeds from the sale of Series Seed Preferred Stock were $530,000.

Convertible Notes. During March 2015, Akoustis, Inc., issued and sold convertible promissory notes (the “Notes”) to four investors, including its Chief Executive Officer, in the aggregate principal amount of $655,000, with a maturity date of December 31, 2015. The Notes carried no interest if paid on the Maturity Date. $10,000 principal amount of the Notes was converted into 21 shares of Akoustis, Inc., common stock as described above. Pursuant to the mandatory conversion provision of the Notes, the remaining aggregate of $645,000 principal amount of the Notes was automatically converted into shares of the Company’s Common Stock by their terms upon closing of the Offering and Merger, at a conversion price per share equal to the Offering Price of $1.50 per share. See Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions—The Offering” above.

Each of these issuances by Akoustis, Inc.,was exempt from registration under Section 4(a)(2) of the Securities Act, and/or in reliance upon the exemption provided by Regulation D promulgated by the SEC thereunder, as transactions by an issuer not involving any public offering. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. None of these securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

62

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Merger, we have ceased to be a shell company. The information contained in this Current Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

In accordance with Item 9.01(a), the audited financial statements of Akoustis, Inc., as of March 31, 2015, and for the period May 12, 2014 (inception) through March 31, 2015, and the accompanying notes, are included in this Report beginning on Page F-1.

(b)	Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of March 31, 2015, and for the period May 12, 2014 (inception) through March 31, 2015, and the accompanying notes, are included in this Report beginning on Page F-20.

63

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of May 22, 2015, by and among the Registrant, Acquisition Sub and Akoustis, Inc.

3.1	Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrants’ Registration Statement on Form S-1 filed with the SEC on January 21, 2014)

3.2	Certificate of Amendment of Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2015)

3.3*	Certificate of Merger of Acquisition Sub with and into Akoustis, Inc., filed May 22, 2015

3.4*	Amended and Restated By-Laws of the Registrant

10.1*	Split-Off Agreement, dated as of May 22, 2015, by and among the Registrant, Danlax Enterprise Corp. and Ivan Krikun

10.2*	General Release Agreement, dated as of May 22, 2015, by and among the Registrant, Danlax Enterprise Corp. and Ivan Krikun

10.3*	Indemnification Shares Escrow Agreement, dated as of May 22, 2015, by and among the Registrant, Jeffrey B. Shealy, and CKR Law LLP, as Escrow Agent

64

Exhibit Number	Description

10.4*	Form of Lock-Up and No Short Selling Agreement between the Registrant and the officers, directors and shareholders party thereto

10.5*	Form of Subscription Agreement between the Registrant and the investors party thereto

10.6*	Placement Agency Agreement, dated April 17, 2015, between the Registrant and Northland Securities, Inc., and Katalyst Securities LLC

10.7*	Amendment No. 1 to Placement Agency Agreement, dated May 15, 2015, between the Registrant and Northland Securities, Inc., and Katalyst Securities LLC

10.8*	Form of Placement Agent Warrant for Common Stock of the Registrant

10.9*	Form of Registration Rights Agreement

10.10*†	The Registrant’s 2015 Equity Incentive Plan

10.11*†	Form of Stock Option Agreement under 2015 Equity Incentive Plan

10.12*†	Form of Restricted Stock Purchase Agreement between the Registrant (as assignee of Akoustis, Inc.) and each of Steve Denbaars, Mark Boomgarden and Arthur Geiss

10.13*	Joint Development Agreement, dated February 27, 2015, between Akoustis, Inc. and Global Communication Semiconductors, LLC

10.14*	Foundry Agreement, dated February 27, 2015, between Akoustis, Inc. and Global Communication Semiconductors, LLC

*	Filed herewith
†	Management contract or compensatory plan or arrangement

65

AKOUSTIS TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

of Akoustis, Inc.

We have audited the accompanying balance sheet of Akoustis, Inc. (the “Company”) as of March 31, 2015, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 12, 2014 (inception) through March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Akoustis, Inc., as of March 31, 2015, and the results of its operations and its cash flows for the period from May 12, 2014 (inception) through March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any revenue, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp

New York, NY

May 29, 2015

F-2

AKOUSTIS, INC.

BALANCE SHEET

March 31,
2015

Assets

Assets:
Cash and cash equivalents	$687,739
Inventory	30,521
Prepaid expenses	21,715
Total current assets	739,975

Property and equipment, net	65,512

Intangibles, net	26,966
Total Assets	$832,453

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable and accrued expenses	$58,439
Convertible notes payable	655,000
Total current liabilities	713,439

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.0001 par value; 5,300 shares authorized; 5,300 shares issued and outstanding	1
Common stock, $0.0001 par value; 15,300 shares authorized; 9,725 shares issued and outstanding	1
Additional paid in capital	565,361
Accumulated deficit	(446,349)
Total Stockholders' Equity	119,014

Total Liabilities and Stockholders' Equity	$832,453

The accompanying notes are an integral part of these financial statements.

F-3

AKOUSTIS, INC.

STATEMENT OF OPERATIONS

For the Period from
May 12, 2014 (Inception) through
March 31, 2015

Revenue	$-

Operating expenses
Research and development	241,933
General and administrative expenses	341,916
Total operating expenses	583,849

Loss from operations	(583,849)

Other income
Grant income	137,500
Total other income	137,500

Net loss	$(446,349)

The accompanying notes are an integral part of these financial statements.

F-4

AKOUSTIS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period from May 12, 2014 (Inception) through March 31, 2015

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Stockholders' Equity

Balance May 12, 2014 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued to founders	-	-	8,050	1	-	-	1

Common stock issued for cash	-	-	1,675	-	35,000	-	35,000

Preferred shares issued for cash	5,300	1	-	-	529,999		530,000

Common stock issued for services	-	-	-	-	362	-	362

Net loss for the period May 12, 2014 (Inception) to March 31, 2015	-	-	-	-	-	(446,349)	(446,349)

Balance, March 31, 2015	5,300	$1	9,725	$1	$565,361	$(446,349)	$119,014

The accompanying notes are an integral part of these financial statements.

F-5

AKOUSTIS, INC.

STATEMENT OF CASH FLOWS

For the Period from
May 12, 2014 (Inception) through
March 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(446,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,675
Amortization of intangibles	1,044
Share-based compensation	6,219
Changes in operating assets and liabilities:
Inventory	(30,521)
Prepaid expenses	(21,715)
Accounts payable and accrued expenses	52,582
Net Cash Used In Operating Activities	(433,065)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for machinery and equipment	(71,187)
Cash paid for intangibles	(28,010)
Net Cash Used In Investing Activities	(99,197)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	35,001
Proceeds from issuance of preferred stock	530,000
Proceeds received from convertible note	655,000
Borrowings from promissory note	30,000
Repayment of promissory note	(30,000)
Net Cash Provided By Financing Activities	1,220,001

Net Increase in Cash	687,739

Cash - Beginning of Period	-

Cash - End of Period	$687,739

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-
Interest	$984

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Stock compensation payable	$5,857

The accompanying notes are an integral part of these financial statements.

F-6

AKOUSTIS, INC.

NOTES TO THE FINANCIAL STATEMENTS

Note 1. Organization and Liquidity

 Akoustis, Inc. (the “Company”) operates in the telecommunications and fiber optics sector. The Company was incorporated in May 2014 and is based in Cornelius, North Carolina. The Company’s mission is to commercialize and manufacture its patent-pending Bulk ONE™ acoustic wave technology to address the critical frequency-selectivity requirements in today’s mobile smartphones – improving the efficiency and signal quality of mobile wireless devices and enabling The Internet of Things.

Note 2.  Going Concern and Management Plans

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of March 31, 2015, the Company had working capital of $26,536 and a stockholders’ equity of $119,014.  Furthermore, as of the date of this report, the Company has $645,000 of convertible notes payable that mature in October 2015. The Company has not generated any revenues from operations and incurred a net loss during its initial fiscal year.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's primary sources of operating funds since inception have been private equity and note financings. The Company expects that its current cash on hand will fund its operations only through May 2015. The Company intends to raise additional capital through private debt and equity investors. The Company needs to raise additional capital in order to be able to accomplish its business plan objectives. The Company is continuing its efforts to secure additional funds through debt or equity instruments due to the impending lack of funds. Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds it raises will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

During May 2015, the Company simultaneously completed a reverse merger with a public reporting company and a private placement offering of 3,531,104 shares. Total proceeds from the offering were $5,296,656 (which included $645,000 principal amount of convertible notes of the Company that converted into Common Stock) with offering costs of approximately $763,000 and net proceeds of approximately $4,534,000. The Company intends to use the proceeds to fund research and development activities and for working capital and general corporate purposes.

Note 3. Summary of significant accounting policies

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

F-7

Fiscal Year-End

The Company elected March 31st as its fiscal year ending date.

Use of estimates and assumptions and critical accounting estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(1)	Fair value of long–lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long–lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long–lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under–performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(2)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry–forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred a loss, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(3)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

(4)

Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the results of physical inventory cycle counts.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

F-8

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of March 31, 2015, the Company did not have any cash equivalents. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, the Company’s cash and cash equivalent balances may be uninsured or in amounts that exceed the FDIC insurance limits.

Inventory

Inventory is stated at lower of cost or market using the first-in, first-out (FIFO) valuation method. Inventory was comprised of raw materials at March 31, 2015.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight–line method on the various asset classes over their estimated useful lives, which range from three to ten years. Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred.

Intangible assets

Intangible assets consist of patents and trademarks. Applicable long–lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment. Patents are amortized on the straight-line method over their useful lives of 15 years.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows.  If an asset’s carrying value exceeds such estimated cash flows (undiscounted and with interest charges), the Company records an impairment charge for the difference.

Based on its assessments, the Company did not record any impairment charges for the period ended March 31, 2015.

Preferred Stock

Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity.  Accordingly, as of March 31, 2015, since the Company's preferred shares do not feature any redemption feature within the holders' control or conditional redemption features not within the Company's control, all issuances of preferred stock are presented as a component of stockholders’ equity.

F-9

Convertible Instruments

US GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable GAAP.

For instruments in which the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued expenses, and convertible notes payable approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair value measurements are categorized using a valuation hierarchy for disclosure of the inputs used to measure fair value, which prioritize the inputs into three broad levels:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date, and include those financial instruments that are valued using models or other valuation methodologies.

Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

F-10

Grant income

During the period ended March 31, 2015, the Company was awarded grants of $150,000 and $50,000 from the National Science Foundation (the “NSF”) and the North Carolina Board of Science, Technology & Innovation, respectively.  The Company recognizes nonrefundable grant revenue when it is awarded. The Company received total proceeds from the two grants of $137,500 in order to fund future research and development and are shown as “Grant income” on the statement of operations.

Research and Development

Research and development expenses are charged to operations as incurred.

Advertising and marketing costs

The Company expenses advertising and marketing costs as incurred. These amounts were immaterial for the period ended March 31, 2015.

Equity–based compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation". Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a five year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the value of the underlying share, the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is benchmarked against similar companies in a similar industry over the expected option life and other appropriate factors. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common stock and does not intend to pay dividends on its Common stock in the foreseeable future. The expected forfeiture rate is estimated based on management’s best estimate.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, our equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share–based payments granted to non–employees in accordance with ASC 505-40, “Equity Based Payments to Non–Employees”. The Company determines the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

F-11

Income taxes

The Company applies the elements of ASC 740–10 “Income Taxes” regarding accounting for uncertainty in income taxes. This clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. As of March 31, 2015, no liability for unrecognized tax benefits was required to be reported. The Company does not expect that the amount of unrecognized tax benefits will significantly increase or decrease within the next twelve months. The Company’s policy is to recognize interest and penalties related to tax matters in the income tax provision on the Statement of Operations. There was no interest and penalties for the period ended March 31, 2015.

Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities, if any, are classified as current and non–current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

Loss per share

Basic loss per share is calculated by dividing net loss applicable to Common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to Common stockholders by the sum of the weighted average number of common shares outstanding plus potential dilutive common shares outstanding during the period. Potential dilutive securities, comprised of the convertible Preferred stock, unvested restricted shares and stock options, are not reflected in diluted net loss per share because such shares are anti–dilutive.

Recent accounting pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-10, Development Stage Entities.  The amendments in this Update remove the definition of a development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows, and shareholder’s equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.  Finally, the amendments also remove paragraph 810-10-15-16, which states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity (VIE) if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments. Under the amendments, all entities within the scope of the Variable Interest Entities Subsections of Subtopic 810-10, Consolidation—Overall, would be required to evaluate whether the total equity investment at risk is sufficient using the guidance provided in paragraphs 810-10-25-45 through 25-47, which requires both qualitative and quantitative evaluations. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-320—Development Stage Entities (Topic 915), which has been deleted.  The amendments in this Update are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, and early adoption is required. The Company has decided to early adopt the ASU 2014-10 as of March 31, 2015.

F-12

In June 2014, FASB issued Accounting Standards Update 2014–12, Compensation – Stock Compensation (Topic 718), which clarifies accounting for share–based payments for which the terms of an award provide that a performance target could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The updated guidance clarifies that such a term should be treated as a performance condition that affects vesting. As such, the performance target should not be reflected in estimating the grant–date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the periods for which the requisite service has already been rendered. The guidance will be effective for the annual periods (and interim periods therein) ending after December 15, 2015. Early application is permitted. The Company is currently evaluating the effects of ASU 2014–12 on the financial statements.

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements- Going Concern.  The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued.  This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300—Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the financial statements.

Subsequent events

The Company has evaluated events that occurred subsequent to March 31, 2015 and through the date of the financial statements were issued.

Note 4. Property and equipment

Property and equipment consisted of the following:

March 31,
2015
Research and development equipment	$66,095
Computer equipment	4,367
Furniture and fixtures	725
71,187
Less: Accumulated depreciation	(5,675)
Total	$65,512

The Company recorded depreciation expense of $5,675 for the period ended March 31, 2015.

Note 5. Intangible assets

The Company’s intangibles assets consisted of the following:

	Estimated useful life	March 31, 2015
Patents	15 years	$26,450
Less: Accumulated amortization		(1,044)
Subtotal		25,406
Trademarks	-	1,560
Intangible assets, net		$26,966

For the period ended March 31, 2015, the Company recorded amortization expense of $1,044.

F-13

The following table outlines estimated future annual amortization expense for the next five years and thereafter:

March 31,
2016	$1,763
2017	1,763
2018	1,763
2019	1,763
2020	1,763
Thereafter	16,591
$25,406

Note 6. Concentrations

For the period ended March 31, 2015, three vendors represented 46%, 17% and 10% of the Company’s purchases.

Note 7. Related Party Transactions

Promissory note

On July 3, 2014, the Company executed a promissory note agreement with a related party for the principal amount of $30,000. The loan bears interest at 6% per annum and matures on July 1, 2015. As of March 31, 2015, the Company had repaid all outstanding principal and interest.

Preferred stock

During June 2014, the CEO of the Company purchased 1,750 shares of preferred stock for $175,000.

During June 2014, three directors of the Company purchased 2,300 shares of preferred stock for $230,000.

Convertible note

During March 2015, the CEO of the Company loaned $200,000 to the Company in exchange for a convertible note (see Note 8).

During March 2015, two directors of the Company loaned a total of $355,000 to the Company in exchange for convertible notes (see Note 8).

Private Placement

As discussed in Note 13, during May 2015, the Company simultaneously completed a reverse merger with a public reporting company (“Parent”), in which each share of the Company’s stock was exchanged for 324.082 shares of the Parent’s common stock, and a private placement offering by the Parent of 3,531,104 shares of its common stock. As part of the private placement, one of the Company’s directors purchased 17,000 shares of Parent’s common stock for an aggregate purchase price of $25,500. The Vice President of Operations also participated in the private placement, purchasing 17,000 shares of Parent’s common stock for an aggregate purchase price of $25,500. Two investors related to the CEO of the Company participated in the private placement, purchasing 190,000 shares of Parent’s common stock for an aggregate purchase price of $285,000 (of which $130,000 was paid by conversion of a convertible note). An additional related party, who beneficially owns approximately 16.3% of the Parent’s common stock, participated in the private placement, purchasing 135,000 shares of Parent’s common stock for an aggregate purchase price of $202,500.

F-14

Note 8. Convertible note

During March 2015, the Company received $655,000 in proceeds from six investors upon execution of convertible notes. The notes mature in December 2015 and bear no interest. The notes are convertible into shares of Common Stock based on the occurrence of triggering events discussed in the agreements. These events include completion of a transaction by which the Company becomes a publically traded corporation (merger, reverse merger, share exchange, etc.), failure to complete an offering prior to maturity date or failure to pay the outstanding principal by the maturity date. The conversion price will be determined by either the per share price paid by an investor in an offering or in instance of a failed offering, the conversion price will be the offering value divided by the total shares outstanding. Subsequent to March 31, 2015, one investor converted $10,000 to 21 shares of common stock in order to trigger grant matching from the NSF.

Note 9. Preferred stock

The Company has designated 5,300 shares of its authorized preferred stock with par value of $.0001 per share as Series Seed Preferred Stock (“Preferred stock”).  During May 2014 and the June 2014, the Company issued an aggregate of 5,300 shares to seven investors at a price of $100 per share for total proceeds of $530,000. The holders of the Preferred Stock have the same voting rights and powers equal to the holders of the Common Stock.

Conversion option

At any time and from time to time on or after the Effective Date, the Preferred stock shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non–assessable shares of Common stock as is determined by dividing the aggregate original issue price of Preferred stock that are being converted plus any accrued but unpaid dividends thereon as of such date that the Holder elects to convert by the Conversion Price then in effect on the date (the “Conversion Date”). The conversion price at the conversion date is the original purchase price for each series of preferred stock.

Liquidation preference

Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Preferred stock shall be entitled to receive, for each share thereof, a preferential amount in cash equal to (and not more than) the original issue price plus all accrued and unpaid dividends or such an amount per share as would have been payable had all shares of Preferred Stock been converted to Common Stock prior to the liquidation, dissolution or winding up of the business.

Note 10. Common Stock

The Company is authorized to issue up to 15,300 shares of common stock, $0.0001 par value. The holders of the Company’s common stock are entitled to one vote per share.

In June 2014, the Company issued 8,050 shares to its founders in exchange for $1 in proceeds.

In March 2015, the Company issued 1,675 shares of Common stock to one investor in exchange for proceeds of $35,000.

As noted above in Note 8, one investor converted $10,000 to 21 shares of common stock in order to trigger grant matching from the NSF in April 2015.

Stock incentive plan

The Company’s board of directors established the 2014 Stock Incentive Plan (the “Plan”) on June 16, 2014. The Company has 1,950 shares of Common stock that are reserved to grant Options, Restricted Stock Awards and Performance Shares (collectively the “Awards”) to “Participants” under the Plan. The Plan is administered by the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award.

F-15

Options granted under the Plan vest as determined by the Company’s board of directors and expire over varying terms, but not more than seven years from date of grant. In the case of an Incentive Stock Option that is granted to a 10% shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. No option grants were issued during the period ended March 31, 2015.

Issuance of restricted shares – employees and consultants

The restricted shares are valued using the share price on the date of most recent equity raise or the value of the services performed, whichever is more readily determinable. The grant date fair value of the award is recorded as share–based compensation expense over the respective vesting period. Any unvested portion of the grant is accrued on the Balance Sheet as a component of accounts payable and accrued expenses. As of March 31, 2015, the accrued stock based compensation was $5,857. The unvested shares are subject to forfeiture upon termination of consulting and employment agreements.

On June 16, 2014, 950 restricted shares were granted and issued to certain consultants with a grant date fair value of $19,855. The restricted shares vest over a five year period - 25% one year from the date of issue and the remaining shares vesting monthly until the end of the term. An additional 400 restricted shares were granted to two consultants as an amendment to the original agreement. The Company has recorded $3,918 in stock–based compensation expense for the shares that have vested, which is a component of general and administrative expenses in the Statement of Operations.

On July 21, 2014, 100 restricted shares were granted and issued to a certain employee with a grant date fair value of $2,090. The restricted shares vest over a five year period - 25% one year from the date of issue and the remaining shares vesting monthly until the end of the term. The Company has recorded $362 in stock–based compensation expense for the shares that have vested, which is a component of general and administrative expenses in the Statement of Operations.

During August 2014, 250 restricted shares were granted and issued to certain consultants with a grant date fair value of $5,226. The restricted shares vest over a five year period - 25% one year from the date of issue and the remaining shares vesting monthly until the end of the term. The Company has recorded $806 in stock–based compensation expense for the shares that have vested, which is a component of general and administrative expenses in the Statement of Operations.

During September 2014, 400 restricted shares were granted and issued to certain consultants with a grant date fair value of $8,360. The restricted shares vest over a five year period - 25% one year from the date of issue and the remaining shares vesting monthly until the end of the term. The Company has recorded $1,133 in stock–based compensation expense for the shares that have vested, which is a component of general and administrative expenses in the Statement of Operations.

During March 2015, 225 restricted shares were granted and issued to a certain consultants with a grant date fair value of $4,704. The restricted shares vest over a five year period - 25% one year from the date of issue and the remaining shares vesting monthly until the end of the term. Due to the vesting term of the shares, the Company did not record a corresponding expense in Statement of Operations.

Note 11. Operating leases and commitments

Operating leases

In July 2014, the Company entered into a 24–month lease agreement for office space located in Cornelius, North Carolina, terminating on June 30, 2016. Under the agreement, total annual rent is $24,000 with the option to renew the lease for two additional one year terms.

F-16

In April 2015, the Company entered into a new lease agreement for office space. The lease is for a three year term with monthly payments of $3,800 and requires a deposit of $10,000. As of March 31, 2015, the original lease for the existing office space had 14 months remaining on the existing two year agreement. The Company negotiated with the landlord to pay $16,000 for an eight month termination fee, which includes rent through May 15, 2015.

The operating leases provide for annual real estate tax and cost of living increases and contains predetermined increases in the rentals payable during the term of the lease. The aggregate rent expense is recognized on a straight-line basis over the lease term. The total lease rental expense was $19,613 for the period ended March 31, 2015.

Total future minimum payments required under the new operating lease are as follows.

Year Ending March 31,
2016	$41,800
2017	45,600
2018	45,600
2019	3,800
$136,800

Note 12. Income taxes

The income tax provision (benefit) for the period ended March 31, 2015 are as follows:

U.S. federal:
Current	$–
Deferred	(147,712)
State and local:
Current	–
Deferred	(21,722)
Change in valuation allowance	169,434
Income tax provision (benefit)	$–

The Company is required to file income tax returns in U.S. federal and various state jurisdictions.  The Company is in the process of filing its initial U.S. federal and state income tax returns for the period from May 12, 2014 (inception) through March 31, 2015. These returns will be subject to examination by tax authorities when filed.

At March 31, 2015, the Company had approximately $421,000 of U.S. federal and state net operating loss carryovers that may be available to offset future taxable income.  The Company will not be able to utilize these carryovers until the related tax returns are filed.  The net operating loss carryovers, if not utilized, will expire 20 years from the date that the losses were incurred.

Significant components of deferred tax assets are as follows as of March 31, 2015:

U.S. federal and state tax net operating loss carryovers	$159,721
Fixed assets and other	9,713
Total deferred tax assets	169,434
Less: valuation allowance	(169,434)
Net deferred tax asset	$–

F-17

As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets. Federal and state laws impose substantial restrictions on the utilization of tax attributes in the event of an “ownership change,” as defined in Section 382 of the Internal Revenue Code. Currently, the Company does not expect the utilization of tax attributes in the near term to be materially affected as no significant limitations are expected to be placed on these tax attributes as a result of previous ownership changes. If an ownership change is deemed to have occurred as a result of equity ownership changes or offerings, potential near term utilization of these assets could be reduced.

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective tax rate for the period ended March 31, 2015 is as follows:

March 31, 2015
U.S. federal statutory rate	(34.00)%
State income taxes, net of federal benefit	(3.96)
Change in valuation allowance	37.96
Effective rate of income tax	(0.00)%

Note 13. Subsequent Events

Merger with Akoustis Technologies Inc.

On May 22, 2015, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Akoustis Technologies, Inc., formerly known as Danlax Corp. (“Parent”), a public reporting company, and Akoustis Acquisition Corp. (“Acquisition Subsidiary”). Under the Merger Agreement, Acquisition Subsidiary merged with and into the Company, with the Company remaining as the surviving corporation in the Merger (the “Merger”).

Parent was incorporated in the State of Nevada on April 10, 2013, as a mobile games developer. Parent was until the consummation of the Merger a “shell company” as defined in Rule 12b-2 of the Exchange Act. As a result of the Merger, Parent split-off its pre-Merger business and acquired the business of the Company and will continue the existing business operations of the Company.

In connection with the Merger and pursuant to a Split-Off Agreement, Parent transferred all pre-Merger assets and liabilities to the pre-Merger majority stockholder of Parent, in exchange for the surrender by him and cancellation of 9,854,019 shares of common stock, par value $0.001 per share, of the Parent (the “Parent Common Stock”). These cancelled shares will resume the status of authorized but unissued shares of Parent Common Stock.

At the closing of the Merger, each of the 11,671 shares of common stock and the 5,300 shares of preferred stock of Akoustis, Inc., issued and outstanding immediately prior to the closing of the Merger was converted into 324.082 shares of Parent Common Stock. As a result, an aggregate of 5,500,006 shares of Parent Common Stock were issued to the holders of Akoustis, Inc., stock.

As a result of the Merger and Split-Off, Parent discontinued its pre-Merger business and acquired the business of Akoustis, Inc., and will continue the existing business operations of Akoustis, Inc., as a publicly-traded company under the name Akoustis Technologies, Inc.

Also on May 22, 2015, Parent closed a private placement offering (the “Offering”) of 3,531,104 shares of Parent Common Stock, at a purchase price of $1.50 per share. The aggregate gross proceeds from the Offering were $5,296,656 (including $645,000 principal amount of convertible notes of Akoustis, Inc., that converted into Parent Common Stock by their terms upon closing of the Offering, at a conversion price per share equal to the Offering Price, and before deducting placement agent fees and expenses of the offering estimated at approximately $762,392.

The Merger is being accounted for as a “reverse merger,” and the Company, is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of the Company and will be recorded at the historical cost basis and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company, historical operations of the Company., and operations of the Parent and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of Parent Common Stock pursuant to the Merger, a change in control of the Parent occurred as of the date of consummation of the Merger. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

F-18

Akoustis Technologies Inc.

Unaudited Pro Forma Balance Sheet

	Akoustis, Inc.	Akoustis Technologies, Inc.		Proforma	As
	March 31, 2015	January 31, 2015		Adjustments	Adjusted
Assets

Assets:
Cash and cash equivalents	$687,739	$5,166	(1)	$(5,166)	$4,577,003
			(3)	$3,889,264
Inventory	30,521	-		-	30,521
Prepaid expenses	21,715	-		-	21,715
Total current assets	739,975	5,166		3,884,098	4,629,239

Property and equipment, net	65,512	-		-	65,512

Intangibles, net	26,966	-		-	26,966
Total Assets	$832,453	$5,166		$3,884,098	$4,721,717

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable and accrued expenses	$58,439	$300	(1)	$(300)	$58,439
Loans from shareholders	-	306	(1)	(306)	-
Convertible notes payable	655,000	-	(2)	(10,000)	-
			(3)	(645,000)
Total current liabilities	713,439	606		(655,606)	58,439

Commitments and contingencies

Stockholders' Equity

Preferred stock	1	-	(2)	(1)	-
Common stock	1	11,740	(1)	(8,740)	12,131
			(2)	(1)
			(2)	5,500
			(3)	3,531
			(4)	100

Additional paid in capital	565,361	24,660	(1)	(27,660)	5,097,496
			(2)	4,502
			(3)	4,530,733
			(4)	(100)
			(5)	141,129
			(5)	(141,129)

Accumulated deficit	(446,349)	(31,840	)(1)	31,840	(446,349)
Total Stockholders' Equity	119,014	4,560		4,539,704	4,663,278

Total Liabilities and Stockholders' Equity	$832,453	$5,166		$3,884,098	$4,721,717

See accompanying notes to the unaudited pro forma financial statements

F-19

Akoustis Technologies, Inc.

Unaudited Pro Forma Statement of Operations

	Akoustis, Inc.
	For the Period from	Akoustis Technologies, Inc.
	May 12, 2014 (Inception) through	For the Year Ended	Proforma	As
	March 31, 2015	January 31, 2015	Adjustments	Adjusted

Revenue	$-	$-	$-	$-

Operating expenses
Research and development	241,933	-	-	241,933
General and administrative expenses	341,916	26,078 (4)	150,000	517,994

Total operating expenses	583,849	26,078	150,000	759,927

Loss from operations	(583,849)	(26,078)	(150,000)	(759,927)

Other income
Grant income	137,500	-	-	137,500
Total other income	137,500	-	-	137,500

Net loss	$(446,349)	$(26,078)	$(150,000)	$(622,427)

Net loss per common share - basic and diluted		$(0.00)		$(0.05)

Weighted average common shares outstanding -basic and diluted		12,007,448		12,131,115

See accompanying notes to the unaudited pro forma financial statements

F-20

Akoustis Technologies, Inc.

Notes to Unaudited Pro Forma Financial Information

1.	Basis of Presentation

The following unaudited pro forma financial statements of Akoustis Technologies, Inc., formerly known as Danlax Corp, a public reporting company (the “Parent”) and Akoustis, Inc. (the “Company” and/or “Akoustis”) are provided to assist you in your analysis of the financial aspects of the consolidated entity.

The unaudited pro forma statement of operations for the year ended March 31, 2015 combines the unaudited historical statements of operations of the Parent for the 12 months ended January 31, 2015, which are derived from the Parent’s unaudited quarterly financial information, with the audited statement of operations of Akoustis for the period from May 12, 2014 (Date of Inception) to March 31, 2015.

The unaudited pro forma balance sheet combines the historical unaudited January 31, 2015 balance sheet of the Parent with the audited balance sheet of Akoustis as of March 31, 2015.

The Merger is being accounted for as a “reverse merger,” and Akoustis, Inc., is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Akoustis, Inc., and will be recorded at the historical cost basis of Akoustis, Inc., and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Akoustis, Inc., historical operations of Akoustis, Inc., and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

2.	The Transaction

On May 22, 2015, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with the Parent and Akoustis Acquisition Corp. (“Acquisition Subsidiary”). Under the Merger Agreement, Acquisition Subsidiary merged with and into Akoustis with the Company remaining as the surviving corporation in the Merger (the “Merger”).

In connection with the Merger and pursuant to a Split-Off Agreement, the Parent transferred all of its pre-Merger assets and liabilities to its pre-Merger majority stockholder, in exchange for the surrender by him and cancellation of 9,854,019 shares of common stock, par value $0.001 per share, of the Parent (the “Parent Common Stock”). These cancelled shares will resume the status of authorized but unissued shares of Common Stock.

At the closing of the Merger, each of the 11,671 shares of common stock and the 5,300 shares of preferred stock of Akoustis issued and outstanding immediately prior to the closing of the Merger was converted into 324.082 shares of Parent Common Stock. As a result, an aggregate of 5,500,006 shares of Parent Common Stock were issued to the holders of Akoustis stock.

As a result of the Merger and Split-Off, Parent discontinued its pre-Merger business and acquired the business of Akoustis, and will continue the existing business operations of Akoustis, Inc., as a publicly-traded company under the name Akoustis Technologies, Inc.

Also on May 22, 2015, the Parent closed a private placement offering (the “Offering”) of 3,531,104 shares of Parent Common Stock, at a purchase price of $1.50 per share (the “Offering Price”). The aggregate gross proceeds from the Offering were $5,296,656 (including $645,000 principal amount of convertible notes of Akoustis that converted into Common Stock by their terms upon closing of the Offering, at a conversion price per share equal to the offering price of $1.50 per share, and before deducting placement agent fees and expenses of the offering estimated at approximately $762,392).

F-21

3.	Pro-forma Adjustments

General

The unaudited pro forma balance sheet is presented as if the transaction occurred on March 31, 2015. The unaudited pro forma statement of operations is presented as if the transaction occurred on the first day of the reporting period presented. The following are the itemized pro forma adjustments:

1)	The split-off of the Parent’s operating subsidiary in accordance with the Split-Off Agreement, a 1.094891 for 1 forward stock split of the Parent Common Stock outstanding on April 23, 2015, and a cancellation of 9,854,019 shares of Parent Common Stock.

2)	Prior to the closing of the merger, a $10,000 convertible note payable was converted into 21 shares of the Company’s common stock, resulting in 11,671 shares of common stock outstanding.

At the closing of the Merger each of the 11,671 shares of common stock and the 5,300 shares of preferred stock of Akoustis, Inc., issued and outstanding immediately prior to the closing of the Merger was converted into 324.082 shares of our Common Stock. As a result, an aggregate of 5,500,006 shares of the Parent Common Stock were issued to the holders of Akoustis, Inc. stock.

3)	The close of the Offering of 3,531,104 shares of Common Stock, at a purchase price of $1.50 per share. The aggregate gross proceeds from the Offering were $5,296,656 (including $645,000 principal amount of convertible notes of Akoustis that converted into Common Stock by their terms upon closing of the Offering, at a conversion price per share equal to the offering price of $1.50 per share, and before deducting placement agent fees and expenses of the offering estimated at approximately $762,392.

4)	Issuance of 100,000 shares of the Parent Common Stock to consultants. The shares were valued at $1.50 per share, and $150,000 was recorded as a general and administrative expense.

5)	The fair value of the 313,510 warrants issued to the Placement Agent, will be accounted for at fair value as a cost of the offering.

F-22

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

Dated: May 29, 2015	By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer